UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒        Filed by a party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 240.14a-12
FIRST US BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TO OUR SHAREHOLDERS:

We will hold the 2025 Annual Meeting of Shareholders of First US Bancshares, Inc. (the “Company”) at 10:00 a.m., Central Time, on Thursday, May 1, 2025. This year we will be conducting the annual meeting online via live webcast in order to allow our shareholders and other attendees to participate from any location. Details regarding how to participate in the virtual annual meeting and the business to be conducted are more fully described in the accompanying notice of the annual meeting and proxy statement.

We have enclosed a notice of the meeting, a proxy statement, a proxy card and the Annual Report to Shareholders for 2024 and hope that you will study the enclosed materials carefully and participate in the virtual meeting.

Whether or not you plan to participate in the meeting, please complete, sign and date the enclosed proxy card and return it as promptly as possible. You may return the proxy card by mail in the accompanying envelope, or you may vote your shares via the internet or by telephone. Please review the instructions on each of these options in the proxy statement and on your proxy card. You may revoke your proxy by voting during the meeting, by signing and delivering a later-dated proxy card, by giving written notice of revocation to the Secretary of the Company or by a later vote via the internet or by telephone at any time before the proxy is voted.

Sincerely,

James F. House Chairperson of the Board President and Chief Executive Officer

Robert Stephen Briggs Lead Independent Director Vice Chairperson of the Board

March 27, 2025

FIRST US BANCSHARES, INC.

3291 U.S. Highway 280

Birmingham, Alabama 35243

(205) 582-1200

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF FIRST US BANCSHARES, INC.:

First US Bancshares, Inc. (the “Company”) will hold its 2025 Annual Meeting of Shareholders (the “Annual Meeting”) in a virtual format via live webcast on Thursday, May 1, 2025, at 10:00 a.m., Central Time, for the following purposes:

(1)	to elect 11 directors of the Company to serve for the ensuing year;

(2)	to ratify the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2025;

(3)	to approve, on an advisory basis, the Company’s executive compensation; and

(4)	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of such meeting.

The Board of Directors of the Company has fixed the close of business on March 12, 2025, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. A complete list of the shareholders of the Company will be available and open for examination by any shareholder of the Company during ordinary business hours beginning April 21, 2025.

All shareholders are cordially invited to participate in the virtual Annual Meeting. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://meetnow.global/MZ6SKCF. In order to participate, you will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card if you request a hard copy of the proxy materials. Information about the Annual Meeting, including further instructions on how to participate in the Annual Meeting, can be found at the following website: www.edocumentview.com/FUSB.

Whether or not you plan to participate during the Annual Meeting, you are requested to complete, sign and date the enclosed proxy card and send it promptly by mail in the envelope provided for this purpose, or vote your shares via the internet or by telephone using the instructions provided in the proxy statement and on your proxy card. The proxy may be revoked by voting during the Annual Meeting, by signing and delivering a later-dated proxy card, by giving written notice of revocation to the Secretary of the Company or by a later vote via the internet or by telephone at any time prior to the voting thereof.

By Order of the Board of Directors,

Beverly J. Dozier

Corporate Secretary

Birmingham, Alabama

March 27, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE VIRTUAL ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 1, 2025: THE COMPANY’S PROXY STATEMENT AND 2024 ANNUAL REPORT ARE AVAILABLE AT www.edocumentview.com/FUSB.

PROXY STATEMENT

FIRST US BANCSHARES, INC.

3291 U.S. Highway 280

Birmingham, Alabama 35243

(205) 582-1200

PROXY STATEMENT

FOR THE

2025 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 1, 2025

INTRODUCTION

This Proxy Statement is furnished on or about March 27, 2025, by First US Bancshares, Inc. (the “Company”) to the holders of common stock of the Company in connection with the 2025 Annual Meeting of Shareholders, and any adjournments or postponements thereof, to be held on Thursday, May 1, 2025, at 10:00 a.m., Central Time, in a virtual format via live webcast (the “Annual Meeting”). The matters to be considered and acted upon are:

(1)	the election of 11 directors of the Company;

(2)	the ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2025;

(3)	the advisory approval of the Company’s executive compensation;

(4)	the transaction of such other business as may properly come before the Annual Meeting.

The Board of Directors of the Company (the “Board”) is soliciting the proxy, which is revocable at any time before it is voted. You may revoke the proxy by voting during the virtual Annual Meeting, by signing and delivering a later-dated proxy card, by giving written notice of revocation to the Secretary of the Company or by a later vote via the internet or by telephone. We must, however, actually receive the written notice, later-dated proxy card or later internet or telephone vote before the vote of the shareholders during the Annual Meeting. We will vote all properly executed proxies delivered pursuant to this solicitation during the Annual Meeting and in accordance with instructions given, if any. If no instructions are given, we will vote the proxies as recommended by the Board – FOR all of the nominees listed in Proposal 1 and FOR Proposals 2 and 3 – and in accordance with the instructions of management as to any other matters that may come before the Annual Meeting.

To vote by proxy, you must do one of the following:

•

Vote via the Internet. You may vote your shares via the internet at any time prior to the deadline noted on your proxy card by following the instructions on your proxy card. The website address for internet voting is indicated on your proxy card. Internet voting is available 24 hours a day.

•

Vote by Telephone. You may vote your shares by telephone by calling the toll-free number listed on your proxy card on a touch-tone telephone at any time prior to the deadline noted on your proxy card. Easy-to-follow voice prompts enable you to vote your shares and confirm that your instructions have been properly recorded. Telephone voting is available 24 hours a day.

•

Vote by Mail. If you choose to vote by mail, please complete, sign, date and return your proxy card in the accompanying envelope. Please promptly mail your proxy card to ensure that it is received prior to the Annual Meeting.

NOTE: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares. You must follow the instructions for voting your shares that you receive from your broker, bank or other nominee. Please refer to the section entitled “Voting Shares Held in ‘Street Name’” for more information about how to vote your shares.

The Company will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, we may solicit proxies by personal interview, telephone, facsimile and electronic communication. Banks, brokers or other nominees will forward the proxy materials to their principals or beneficial owners and obtain authorization for the execution of proxies. The Company will, upon request, reimburse banks, brokers and other nominees for their reasonable expenses in forwarding proxy materials to their principals or beneficial owners.

Shareholders Eligible to Vote

We are sending this Proxy Statement to shareholders of record as of the close of business on March 12, 2025. Only shareholders as of this date are eligible to vote during the Annual Meeting. At the close of business on March 12, 2025, there were 5,752,262 shares of common stock of the Company, par value $0.01 per share, outstanding and eligible to receive notice of and to vote at the Annual Meeting. Each shareholder is entitled to one vote in person or by proxy for each share of common stock held on all matters properly to come before the Annual Meeting.

How to Participate in the Annual Meeting

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://meetnow.global/MZ6SKCF. You also will be able to vote your shares online by attending the Annual Meeting by webcast. In order to participate, you will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card if you request a hard copy of the proxy materials. If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the internet.

If you hold your shares through an intermediary, such as a bank or broker, and do not have a control number, you must register in advance by following the instructions outlined below. To register to attend the Annual Meeting online, you must submit proof of your proxy power (legal proxy) reflecting your First US Bancshares, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m. (Central Time), on April 28, 2025. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Requests for registration should be directed to Computershare at the following:

•	By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

•	By mail: Computershare, First US Bancshares, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001

Information About a Quorum

At the Annual Meeting, the presence of a majority of the outstanding shares of the Company’s common stock entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. If a quorum is not present, or if the Chairperson of the Annual Meeting decides that more time is necessary for the solicitation of proxies, then the Chairperson may adjourn the Annual Meeting, with or without a shareholder vote. Alternatively, if there is a shareholder vote to adjourn the Annual Meeting based on the absence of a quorum, the named proxies will vote all shares of common stock for which they have voting authority in favor of the adjournment.

Vote Required to Approve Proposals

Assuming the presence of a quorum, the directors of the Company will be elected by a plurality of the shares represented at the Annual Meeting and entitled to vote in the election of directors – in other words, the director nominees receiving the most votes will be elected (Proposal 1). The ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2025 (Proposal 2) will require the affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on the matter. Proposal 3 calls for the advisory (non-binding) approval of the Company’s executive compensation and will require for adoption the affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on the matter.

Following the Annual Meeting, we will file a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) to disclose the results of voting on each proposal, as required by applicable rules.

Abstentions

A shareholder may abstain from voting or withhold his or her vote, as applicable (collectively, “abstentions”), with respect to each item submitted for shareholder approval, including the election of directors. Abstentions will be counted as present for purposes of determining the existence of a quorum but will be counted as not voting on any proposal brought before the Annual Meeting. Based on the plurality voting standard, abstentions will have no effect on the election of directors (Proposal 1). An abstention as to the ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2025 (Proposal 2) and the advisory approval of the Company’s executive compensation (Proposal 3) will have the same effect as voting against these proposals, given that the outcome of each proposal is determined by the shares represented at the Annual Meeting and entitled to vote on the matter.

Voting Shares Held in “Street Name”

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote, and you are also invited to participate in the virtual Annual Meeting. Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares. If you hold your shares in “street name,” it is critical that you return the voting instruction card as directed by your broker, bank or other nominee if you want your votes to count in the election of directors (Proposal 1) and with respect to the non-binding advisory vote regarding the Company’s executive compensation (Proposal 3).

Under applicable law, if you hold your shares in “street name” and do not indicate to your broker, bank or other nominee how you want your shares to be voted in the election of directors (Proposal 1) or the executive compensation matter (Proposal 3), then your broker, bank or other nominee may not vote on these matters. Therefore, if you hold your shares in “street name” and do not instruct your bank, broker or other nominee on how to vote in the election of directors or with respect to the executive compensation matter, your shares will not be voted with respect to such matters or on any other proposal with respect to which your broker, bank or other nominee does not have discretionary authority (resulting in a “broker non-vote”).

Broker non-votes are counted for general quorum purposes but are not taken into account when determining voting outcomes with respect to any matter for which a broker does not have discretionary authority to vote. Broker non-votes will not be counted for purposes of the election of directors (Proposal 1) and will have no effect on the outcome of such proposal. Broker non-votes will not be taken into account in determining the outcome of the non-binding advisory vote regarding executive compensation (Proposal 3). Your bank, broker or other nominee will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Carr, Riggs & Ingram, LLC as our independent registered public accountants for the year ending December 31, 2025 (Proposal 2); therefore, there should be no broker non-votes with respect to this item.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Bylaws provide that the Board shall consist of not less than three and not more than 25 directors, and, if a number is not fixed by the Board, the Bylaws state that there shall be 16 directors. There are currently 11 directors serving on the Board. All current members of our Board will stand for reelection at the Annual Meeting. The Nominating and Corporate Governance Committee and the Board have both determined that a Board consisting of 11 persons is practical and efficient at this point in time.

Based on the nominations of the Nominating and Corporate Governance Committee, the Board recommends that the shareholders elect the 11 director nominees named below to hold office until the 2026 Annual Meeting of Shareholders of the Company and until their successors are elected and qualified. Unless “Withhold” is noted as to all or some of the nominees, proxies will be voted at the Annual Meeting FOR the election of the 11 nominees to the Board. Shareholders may not vote for a greater number of persons than the number of nominees named. THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE 11 NOMINEES.

While we know of no reason why any nominee would be unable to serve as a director, if, before the voting during the Annual Meeting, any person nominated to be elected as a director is unable to serve, then the shares that would otherwise be voted for that person may be voted for the election of a substitute person recommended by the Board.

The following provides certain biographical information about the individuals who have been nominated for election as directors of the Company. The biographical information for each of the nominees below contains a description of the individual’s service as a director; business experience; director positions held currently or at any time during the last five years, if applicable, with a company registered pursuant to Section 12 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or an investment company; information regarding involvement in certain legal or administrative proceedings, if applicable; and the experiences, qualifications, attributes and skills that caused the Board to determine that the individual should serve as a director. The stock ownership with respect to each nominee is set forth in the table entitled “Security Ownership of Certain Beneficial Owners and Management” that appears in this Proxy Statement.

Following the Annual Meeting, the Company, as the sole shareholder of First US Bank (the “Bank”), intends to reelect all of the newly-elected directors of the Company as directors of the Bank. Information regarding the executive officers of the Company who are not directors is also provided below.

Information About Director Nominees

James F. House Chairperson of the Board Director since 2011 Age 72

Mr. House, currently serving as the Chairperson of the Board (a position he has held since January 29, 2025), became a director of the Company pursuant to an employment agreement among the Company, the Bank and Mr. House dated November 7, 2011, and Mr. House has served as President and Chief Executive Officer of the Company and the Bank since that date. Mr. House has extensive experience in the banking industry. From May 2009 until November 2011, he served as Florida Division President of BankTrust. From 2005 until 2009, Mr. House was a business consultant focusing on management, investments and commercial and consumer lending issues. Prior to that, he held numerous executive and senior management positions with SouthTrust Bank, including Executive Vice President, General Bank Commercial (2003-2004); Chief Executive Officer, Urban West Region (2002-2003); Chief Executive Officer, North Alabama/Tennessee Region (2000-2001); Chief Executive Officer, Birmingham Market Bank (1999-2003); and Chairman and Chief Executive Officer, SouthTrust Bank of Dothan, N.A. (1994-1998).

The Board believes that, from these years of experience in a number of positions and areas in banking and his senior executive-level services to the Company and the Bank, Mr. House has gained an intimate knowledge of the banking industry and, more specifically, the business and operations of the Company and the Bank, which provides valuable insight to the Board.

Robert Stephen Briggs Vice Chairperson of the Board Lead Independent Director Director since 2014 Age 75

Mr. Briggs has more than 40 years of experience in the insurance industry, serving as a field agent, general manager and company executive. In 2008, after his retirement from Protective Life Corporation as an Executive Vice President, Mr. Briggs founded Petra Life Services, Inc., which provides insurance, financial and investment consulting services, and he has served as its President and Chief Executive Officer since its formation. In addition, Mr. Briggs is Chief Executive Officer of Longevity Quest, Inc., which provides longevity analysis for wellness management and longevity planning. He is a former member of the board of directors of American United Mutual Insurance Holding Company, having served as lead independent director, a member of the executive committee, chair of the governance and nominating committee and chair of the compensation committee before retiring in 2021.

The Board believes that Mr. Briggs’ leadership experience and knowledge of financial services resulting from his career in the insurance industry enable him to provide valuable insight to the Board. After considering Mr. Briggs’ contributions to the Board and extensive experience and qualifications set forth above, the Board, at the recommendation of the Nominating and Corporate Governance Committee, decided that it was in the best interest of the Board, the Company and its stockholders to waive the policy requiring non-employee directors to retire following their 75th birthday.

Robert C. Field Director since 2024 Age 63

Mr. Field is a partner, with more than 35 years of experience, with the Welden-Field group of companies, where he has worked since 1997. The Welden-Field group of companies specializes in real estate development, mortgage banking, property management, alternative investments, and formerly banking. Mr. Field’s current direct work focus includes multifamily investment, mortgage banking, alternative assets, and administration. Mr. Field currently serves as Chairman of The General

Retirement System for Employees of Jefferson County and is also on the advisory board of Boyd Watterson, which specializes in mission critical properties leased to various agencies. Mr. Field is a former Certified Public Accountant and began his career with Arthur Anderson & Company.

The Board believes that Mr. Field’s operational experience and practical knowledge gained through his employment in several real estate and banking roles allow him to provide valuable insight and expertise to the Board.

David P. Hale Director since 2017 Age 67

Dr. Hale served as a Professor of Management Information Systems and Endowed MIS Fellow in the Culverhouse College of Business and the Manderson Graduate School of Business at The University of Alabama, where he was on the faculty from 1995 until his retirement in 2022. In this role, he co-developed and led the Management Information Systems program, which has been recognized as one of the top programs of its type nationally. He was also Director of the Aging Infrastructure Systems Center of Excellence. In addition, Dr. Hale has been and is currently engaged by various commissions and task forces of federal and state governments, as well as numerous private sector companies, for initiatives relating to economic development, information technology, and cybersecurity, among other matters.

The Board believes that Dr. Hale’s knowledge and experience in the areas of information technology and cybersecurity are valuable assets and resources for the Company and the Board.

Marlene M. McCain Director since 2021 Age 67

Ms. McCain is a Certified Public Accountant and is currently providing consulting services to a large non-profit organization in Birmingham, Alabama. She retired from public accounting in 2017 after serving as a member of Warren Averett, LLC for 14 years. Ms. McCain has over 40 years of accounting experience, including almost 30 years in public accounting, including 10 years at an international firm, where she specialized in accounting and consulting services to a wide range of financial services entities (banks, credit unions, brokers/RIAs, and mortgage and insurance entities), in addition to health care, technology, retail and nonprofit organizations. Prior to Warren Averett, she spent ten years working as a Vice President of Finance or Group Controller for two large companies in the Birmingham area and ten years with Ernst & Young LLP as an auditor. Ms. McCain has served as both chair and commissioner of the Alabama Securities Commission, as well as the chair and a board member of the Alabama Society of Certified Public Accountants (ASCPA). She served a one-year term on the American Institute of Certified Public Accountants (AICPA) Board of Directors. She also received the prestigious AICPA Woman to Watch – Experienced Leader Award in 2011 and served as president and board member of the American Society of Women Accountants. Ms. McCain has always been active in the community, with her primary focus on volunteer activities for certain nonprofit organizations.

Ms. McCain’s extensive public accounting experience, as well as her management experience and practical knowledge gained through her employment in finance-related roles at various companies, give her a wide range of accounting, financial, capital markets, risk assessment and other executive management experience and skills, all of which provide valuable insight and expertise to the Board.

J. Lee McPhearson Director since 2009 Age 71

Mr. McPhearson has worked as an attorney since 1978, and he is currently practicing in Butler, Alabama. Mr. McPhearson also serves as County Attorney for Choctaw County, Alabama. From 1995 until 2002, Mr. McPhearson served as Circuit Judge for the First Judicial Circuit of the State of Alabama and previously served from 1981 until 1987 as District Attorney for the First Judicial Circuit. Mr. McPhearson is currently actively involved in timber and real estate enterprises, including McPhearson Land and Timber Company, LLC and McPhearson Land Holdings, LLC, of which he is the managing member, and MJM Development, LLC, of which he is the secretary and member. He also helps oversee and manage the timber operations and oil and gas interests on land that comprises property in Choctaw County, Alabama, and Wayne County, Mississippi.

Mr. McPhearson’s experience as a legal practitioner, which involves some representation and advising of business entities, as well as his knowledge and understanding of the communities served by the Company and the Bank gained through his time on the bench, contribute greatly to the Board. Additionally, Mr. McPhearson’s experience in the timber and real estate industries provides valuable insight to the Board regarding land and timber valuations and market conditions, which are important to the business of the Company and the Bank.

Jack W. Meigs Director since 1997 Age 67

Mr. Meigs served as Circuit Judge for the Fourth Judicial Circuit of the State of Alabama from 1991 until his retirement in April 2016. He has been engaged in the private practice of law since April 2016.

The Board believes that Mr. Meigs’ extensive legal experience in the local area, both as a practitioner and as a judge, provides him with a wide range of management skills and knowledge on topics important to businesses, which contribute greatly to the composition of the Board.

Aubrey S. Miller Director since 2014 Age 72

Mr. Miller serves as President of Higher Expectations Non-Profit Consulting Group, a position he has held since 2023, and he has served as Senior Pastor of the Faith Church at Midfield in Birmingham, Alabama since 1991. Previously, he served as President of the Shelby County, Alabama Board of Education, a position to which he was elected, from 2009 until 2022. Mr. Miller also served as Executive Director of the Juvenile Diabetes Research Foundation in Birmingham, Alabama from 2009 until his retirement in July 2015 and served as the Senior Vice President of Financial Development for the YMCA of Greater Birmingham until retiring in 2020. He also served as President and Chief Development Officer of the Baptist Health Foundation in Birmingham from 2005 to 2008.

The Board believes that Mr. Miller’s extensive experience in leading multiple organizations and in effectively creating and implementing budgets and strategic plans allows him to provide valuable insight and advice to the Board.

Staci M. Pierce Director since 2024 Age 49

Ms. Pierce currently is the Chief Executive Officer of Action Enterprise Holdings, LLC, a transportation and environmental services company headquartered in Birmingham, a position she has held since June 2020. Prior to this role and starting in July 2016, she served as General Counsel, EVP of Risk and Corporate Development, Corporate Secretary for Action Enterprise Holdings, LLC. She has over eight years of experience in executive and leadership roles in the transportation and environmental services industries and, prior to that, practiced law for five years. Ms. Pierce is also a member of the board of directors and its compensation committee of ProAssurance

Corporation, a public healthcare professional liability company. Ms. Pierce is actively involved with and volunteers in a number of non-profit organizations, and she holds a number of honors and leadership awards.

The Board believes that Ms. Pierce’s background as a business executive and attorney has provided her with acumen that enables her to offer the Board valuable insight.

Tracy E. Thompson Director since 2024 Age 66

Mr. Thompson co-founded Focus Health Group in 2002, and he has served as its Chief Executive Officer since 2018. Focus Health Group is a health services company based in Knoxville, Tennessee, that provides low-cost generic pharmaceutical products. Mr. Thompson is also the co-founder of ZeniMedical and has served as its Chief Executive Officer since 2019. ZeniMedical provides dressing and wound care solutions for patients.

Previously, Mr. Thompson served as Chairman of the Board and Chief Executive Officer of The Peoples Bank, which was organized in 1920 and acquired by the Bank in 2018. In addition, Mr. Thompson holds real estate for development and investments and is a partner of Crescent at Ebenezer, a luxury apartment community in the heart of West Knoxville. Since 1998, Mr. Thompson has been an entrepreneur, founder/co-founder, and investor in several successful businesses

The Board believes that Mr. Thompson’s extensive business experience, particularly operating a bank and investing in real estate, allows him to offer the Board valuable insight.

Bruce N. Wilson Director since 1997 Age 70

Mr. Wilson is a practicing attorney and the senior member in the law firm of Wilson, Drinkard & Drinkard, LLC, where he has worked since 1993.

Through his law practice, Mr. Wilson has represented and continues to represent business and corporate clients throughout all phases of their operations. He counsels clients on various real estate, industrial and economic development, and budgetary and auditing issues. The Board believes that Mr. Wilson’s experience and understanding of these issues enable him to provide valuable insight to the Board.

Information About Executive Officers Who Are Not Also Directors

Thomas S. Elley Age 53

Mr. Elley has served as the Vice President, Chief Financial Officer, Principal Accounting Officer, Treasurer and Assistant Secretary of the Company and Senior Executive Vice President, Chief Financial Officer, Treasurer, Assistant Secretary and Investment Officer of the Bank since October 2013. In May 2022, he was named Senior Executive Vice President of the Company. Prior to his employment with the Company and the Bank, Mr. Elley served as the Vice President, Accounting Policy Manager and Line of Business Controller at Regions Financial Corporation in Birmingham, Alabama. From January 2000 to August 2010 and from April 2011 to May 2013, Mr. Elley served in various roles in the audit practice at Deloitte & Touche LLP, including Senior Manager, where he focused on Securities and Exchange Commission reporting, regulatory accounting and internal control audits under the Sarbanes-Oxley Act of 2002. From August 2010 to March 2011, Mr. Elley held the position of Impaired Loan Accounting Specialist with Iberiabank Corporation in Birmingham, Alabama. Mr. Elley also has prior experience as a compliance officer and loan analyst for financial institutions and is a Certified Public Accountant.

William C. Mitchell Age 59

Mr. Mitchell was named Senior Executive Vice President, Consumer Lending in September 2022, after previously serving in this role from January 2020 to August 2020. Mr. Mitchell served as Senior Executive Vice President, Consumer Banking from August 2020 to September 2022. Mr. Mitchell served as President and Chief Executive Officer of the Bank’s subsidiary, Acceptance Loan Company, Inc. (“ALC”), from February 2008 to January 2020, and as Interim President and Chief Executive Officer of ALC from November 2007 to February 2008. Mr. Mitchell worked for ALC from May 1997 until he transferred to the Bank in January 2020.

Eric H. Mabowitz Age 66

Mr. Mabowitz joined the Bank in March 2008 and currently serves as the Senior Executive Vice President, Chief Risk Officer, Chief Compliance Officer, and CRA Officer. Mr. Mabowitz served as Executive Vice-President, South Alabama Market Executive from January 2016 until his appointment as Chief Risk Officer in January 2020. Prior to his employment with the Bank, Mr. Mabowitz was President and Chief Operating Officer of Premier Bank of the South from 2007 to 2008. He was employed by First Community Bank from 2006 to 2007 as Executive Vice President, Administration and from 2001 to 2006 as Executive Vice President, Chief Credit Officer. Mr. Mabowitz was employed by Renasant Bank from 1997 to 2001 and held several positions in credit administration.

Beverly J. Dozier Age 60

Ms. Dozier has served as Vice President, Corporate Secretary and Assistant Treasurer of the Company since October 2009. In May 2022, she was named Senior Vice President of the Company. She served as Senior Vice President, Executive Administration and Corporate Secretary of the Bank until January 1, 2020, when she was named Senior Vice President, Thomasville Market Executive, Corporate Secretary, and Assistant Treasurer of the Bank. Ms. Dozier has served the Bank in numerous capacities since 1984, including working as a loan officer and mortgage originator.

None of the directors or executive officers are related to any other director or executive officer of the Company.

CORPORATE GOVERNANCE

The Company is committed to having sound corporate governance principles. Operating in accordance with such principles is essential to running the Company’s business effectively and to maintaining the Company’s integrity in the marketplace. The Company’s Board has adopted a Code of Business Conduct and Ethics that sets forth basic principles to guide the Company’s and the Bank’s employees, including the Chief Executive Officer, the Chief Financial Officer and other senior executive officers, in their conduct and compliance with applicable laws and governance principles. A copy of the Code of Business Conduct and Ethics is available on our website at https://www.fusb.com under the tabs “Investors – Governance – FUSB Policies.” We will furnish any person without charge, upon written request, a copy of the Code of Business Conduct and Ethics. In the event the Company amends or waives any of the provisions of the Code of Business Conduct and Ethics applicable to our Chief Executive Officer, the Chief Financial Officer and other senior executive officers that relate to any element of the definition of “code of ethics” enumerated in Item 406(b) of Regulation S-K under the Exchange Act, the Company intends to disclose these actions on the Company’s website.

The following is a summary of the Company’s director independence standards, the Board and committee structure, the director nomination process and the procedures for shareholders to follow to communicate with the Board.

Director Independence

The Nasdaq Stock Market, LLC, the exchange on which the Company’s common stock is listed (“Nasdaq”), requires that a majority of the Company’s Board members be “independent.” Accordingly, because the Board currently has 11 members, at least six of the directors must be independent. In accordance with Nasdaq’s listing rules, a director is not considered to be independent unless the Board determines that the director has no relationship with the Company or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) that would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director. Members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee also must meet the applicable independence tests in the Nasdaq listing rules and the federal securities laws.

The Board has determined that none of the directors standing for reelection, with the exception of Mr. House, has any material relationship with the Company or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) that would interfere with the exercise of independent judgment in carrying out his or her responsibilities. In making this determination, the Board considered transactions and relationships between each director or his or her immediate family and the Company, its subsidiaries and their employees. The purpose of this review was to determine whether any such transactions or relationships were material and possibly inconsistent with a determination that the director was independent. Mr. House is not independent because of his employment as the President and Chief Executive Officer of the Company and the Bank.

While conducting its review of director independence, the Board specifically considered the various deposit, loan and other relationships that each director has with the Bank, including the transactions disclosed under “Transactions with Related Persons,” but determined in each case that these relationships did not interfere with their exercise of independent judgment in carrying out their responsibilities as directors. Additionally, the Board considered that the Company has leased various properties from entities with which Mr. Thompson is affiliated since the Bank acquired The Peoples Bank in 2018. The Company’s lease arrangements with these entities are negotiated on the same basis and subject to the same terms and conditions as the Company’s other similar lease arrangements. The Board determined that the amounts paid by the Company to Mr. Thompson’s entities during each of the last three fiscal years were not material to the Company or Mr. Thompson. Based on this review, the Board concluded that the Company’s relationship with Mr. Thompson’s entities does not interfere with Mr. Thompson’s exercise of independent judgment in carrying out his responsibilities as a director.

Company Leadership Structure

The business of the Company is managed under the direction of the Board, which is elected by our shareholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its shareholders. Leadership is important to the effective operation of the Board for the benefit of the Company. The role of the Chairperson includes providing continuous feedback on the direction, performance and strategy of the Company, presiding over meetings of the Board, setting the Board’s agenda with management and the Lead Independent Director, and leading the Board in anticipating and responding to risks faced by the Company.

The roles of Chief Executive Officer and Chairperson of the Board were separate until January 2025, when the Board, at the recommendation of the Nominating and Corporate Governance Committee, elected Mr. House, the President and Chief Executive Officer of the Company and the Bank, as Chairperson of the Board. Previously, he had served as Vice Chairperson of the Board since November 2022. Also in January 2025, the Nominating and Corporate Governance Committee recommended, and the Board approved, designating Mr. Briggs as the Vice Chairperson of the Board and the Lead Independent Director in accordance with the Company’s Lead Director Charter. The Board believes that this leadership structure will enhance communication and cooperation among the directors and members of management. The Board may reconsider this leadership structure from time to time based on then-current considerations.

Risk Oversight

The Company is exposed to a number of risks and regularly undertakes a review to identify and evaluate these risks and develop plans to manage them effectively. While the Chief Executive Officer has overall responsibility for risk assessment, management and prioritization, the Board has an active role in the risk oversight process.

The Board regularly reviews information regarding the Company’s financial, credit, liquidity, operational, legal, regulatory, compliance, reputational and strategic risks based on reports from management, including the Chief Executive Officer and the Chief Financial Officer. The Audit Committee is primarily responsible for overseeing the Company’s enterprise risk management (“ERM”) program, including the process by which management assesses, prioritizes and manages the Company’s material risks, and receives periodic reports from the Chief Risk Officer on the status of the ERM program. Certain other committees of the Board are responsible for specific oversight of the risk oversight process when a particular risk falls within the purview of that particular committee. The Audit Committee reviews the Company’s financial risks (including risks required to be monitored under the Sarbanes-Oxley Act) and risks relating to financial reporting, audit matters and internal controls. The Nominating and Corporate Governance Committee specifically oversees risks associated with the independence of Board members, potential conflicts of interest and governance items. The Compensation Committee of the Board oversees the management of risks relating to the Company’s compensation policies, plans, and practices, including executive compensation. The Retail, Operation and Compliance Committee of the Bank’s Board of Directors oversees risk management policies with respect to retail products and operational functions, along with certain compliance and audit functions. The Information Technology Steering Committee oversees information technology services, cybersecurity and third-party technology risk exposure of the Bank. The Directors’ Loan Committee oversees risks relative to certain loan and credit functions and approval processes of the Bank. The conclusions of each Board committee with respect to issues falling within the purview of that particular committee are brought to the attention of all Board members at the regularly-scheduled meetings of the Board. This enables the Board and its committees to coordinate with respect to the risk oversight function and responsibility.

Board Structure and Committees

The Board conducts its business through meetings of the Board and Board committees. Further, executive sessions of the independent directors of the Board are to be held at least two times a year and otherwise as needed. These sessions are chaired by the Chairperson of the Board or another independent director selected by a majority of the independent directors.

During 2024, the Board met ten times in regularly scheduled meetings and held one special meeting. All of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served during the year.

Directors are encouraged but not required to attend the Annual Meeting of Shareholders each year. Ten individuals then serving as the Company’s directors attended the Company’s 2024 Annual Meeting of Shareholders held on April 25, 2024, with one director not attending.

Audit Committee

The Audit Committee assists the Board with its oversight responsibilities with respect to the financial reports and other financial information provided by the Company to its shareholders and others, the Company’s financial policies and procedures and disclosure controls and procedures, the Company’s system of internal controls and the Company’s auditing, accounting and financial reporting processes. The Audit Committee operates under a written charter, a copy of which is posted on the Company’s website at https://www.fusb.com under the tabs “Investors – Governance – FUSB Policies.” The Audit Committee is required on an annual basis to review and reassess the adequacy of its charter and recommend any changes to the full Board. The Audit Committee last reviewed and assessed the adequacy of its charter on March 12, 2025. The Audit Committee met 11 times during 2024. The Audit Committee Report appears later in this Proxy Statement.

Certain Nasdaq listing rules and the federal securities laws require that at least one member of the Audit Committee must have an understanding of generally accepted accounting principles and financial statements, the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, experience preparing, auditing, analyzing or evaluating financial statements or experience actively supervising one or more persons engaged in such activities, an understanding of internal control over financial reporting and an understanding of audit committee functions. The Board has determined that currently Marlene M. McCain and Robert Stephen Briggs each has the requisite attributes of an “audit committee financial expert.”

The current members of the Audit Committee are Marlene M. McCain, Chairperson, Robert Stephen Briggs, Robert C. Field, Jack W. Meigs, Staci M. Pierce, and Bruce N. Wilson. The Board has carefully evaluated the backgrounds of the members of the Audit Committee and determined that such members qualify as “independent,” as defined in the applicable Nasdaq listing rules, and such members satisfy the heightened independence standards under SEC rules.

Compensation Committee

The Compensation Committee assists the Board in overseeing and determining executive compensation. Among other responsibilities, the Compensation Committee reviews, recommends and approves salaries and other compensation of the Company’s executive officers and administers the Company’s equity compensation plans that may be in place from time to time. The Chief Executive Officer assists the Compensation Committee with determining the amount of compensation to be paid to the other executive officers but does not play a role in the final determination or approval of his own compensation. The Compensation Committee operates under a written charter, a copy of which is posted on the Company’s website at https://www.fusb.com under the tabs “Investors – Governance – FUSB Policies.” The Compensation Committee is required on an annual basis to review and reassess the adequacy of its charter and recommend any changes to the full Board. The Compensation Committee last reviewed and assessed the adequacy of its charter on March 12, 2025. The Compensation Committee met four times during 2024. The Compensation Committee Report appears later in this Proxy Statement.

The Compensation Committee has reviewed the Company’s compensation programs, plans and practices for all of its employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to encourage or incentivize risks that are “reasonably likely to have a material adverse effect” on the Company. As a result of this process, the Compensation Committee concluded and informed the Board that, based on the Company’s current compensation programs, plans and practices, there are no such risks.

The current members of the Compensation Committee are Bruce N. Wilson, Chairperson, J. Lee McPhearson, Jack W. Meigs, Aubrey S. Miller, and Staci M. Pierce. The Board has carefully evaluated the backgrounds of the members of the Compensation Committee and determined that such members qualify as “independent,” as defined in the applicable Nasdaq listing rules and as defined in the committee’s charter.

Nominating and Corporate Governance Committee

Among other responsibilities, the Nominating and Corporate Governance Committee reviews and recommends the selection of directors and members of committees of the Board and reviews and establishes the governance practices of the Company. The Nominating and Corporate Governance Committee operates under a written charter, a copy of which is posted on the Company’s website at https://www.fusb.com under the tabs “Investors – Governance – FUSB Policies.” The Nominating and Corporate Governance Committee is required on an annual basis to review and reassess the adequacy of its charter and recommend any changes to the full Board. The Nominating and Corporate Governance Committee last reviewed and assessed the adequacy of its charter on March 12, 2025. The Nominating and Corporate Governance Committee met eight times during 2024.

The members of the Nominating and Corporate Governance Committee are Jack W. Meigs, Chairperson, J. Lee McPhearson, Aubrey S. Miller, and Bruce N. Wilson. The Board has carefully evaluated the backgrounds of the members of the Nominating and Corporate Governance Committee and determined that such members qualify as “independent,” as defined in the applicable Nasdaq listing rules, including the heightened independence standards applicable to members of compensation committees of listed companies.

Executive Committee

Among other responsibilities, the Executive Committee, created in November 2022, provides advice to the executive officers of the Company and takes actions on behalf of the Board between meetings of the Board. The Executive Committee is required on an annual basis to review and reassess the adequacy of its charter and recommend any changes to the full Board. The Executive Committee met four times during 2024.

The members of the Executive Committee are James F. House, Chairperson, Robert Stephen Briggs, Robert C. Field, David P. Hale, Marlene M. McCain, and Aubrey S. Miller.

Consideration of Director Nominees

Criteria and Board Composition

Criteria that are used by the Nominating and Corporate Governance Committee in connection with evaluating and selecting new directors include factors relating to whether the candidate would meet the definition of “independent,” as defined by the applicable Nasdaq listing rules, as well as the candidate’s skills, occupation and experience in the context of the needs of the Board. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Nominating and Corporate Governance Committee continually reviews the qualifications and responsibilities of all directors in consideration of the Board’s overall responsibility to shareholders. The Nominating and Corporate Governance Committee also considers issues of relevant experience, intelligence, independence, commitment, integrity, diligence, conflicts of interest, age, compatibility with the Company’s other Board members and management team, understanding of the Company’s business and culture, the ability to act in the best interests of the shareholders, and other factors deemed relevant. The goal of this process is to assemble a group of directors with deep, varied experience, sound judgment and commitment to the success of the Company. For a discussion of the individual experience and qualifications of our directors, refer to “Proposal 1 – Election of Directors” in this Proxy Statement.

Process for Identifying and Evaluating Director Nominees

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. Assuming that the appropriate biographical and background material discussed below is provided on behalf of candidates recommended by shareholders, the Nominating and Corporate Governance Committee will evaluate those candidates by applying substantially the same criteria and following substantially the same process as that used for candidates submitted by Board members. With respect to Messrs. Field and Thompson and Ms. Pierce, each of whom was elected to the Board following the 2024 Annual Meeting of Shareholders, such candidates were recommended to the Nominating and Corporate Governance Committee by other current members of the Board.

Director Nominees Proposed by Shareholders

The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders for inclusion by the Board in the slate of nominees that the Board recommends to the shareholders for election. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Nominating and Corporate Governance Committee applies the selection criteria and follows the process described above.

Shareholders may recommend individuals for the Nominating and Corporate Governance Committee to consider as potential director candidates by submitting the following information to the Nominating and Corporate Governance Committee, c/o Corporate Secretary of First US Bancshares, Inc., 131 West Front Street, P.O. Box 249, Thomasville, Alabama 36784:

•	the name of the recommended person;

•	all information relating to the recommended person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act;

•	the written consent of the recommended person to being named in the proxy statement as a nominee and to serve as a director if elected;

•

as to the shareholder making the recommendation, the name and address of such shareholder as the name and address appear on the Company’s books; provided, however, that, if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the registered holder; and

•	a statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In addition to submitting nominations in advance to the Nominating and Corporate Governance Committee for consideration, a shareholder also may nominate persons for election to the Board of Directors in person at a shareholders meeting. Section 2.15 of the Company’s Bylaws provides for procedures pursuant to which shareholders may nominate a candidate for election as a director of the Company. The chairperson of the meeting shall have the power to determine and declare to the meeting whether or not a nomination was made in accordance with the procedures set forth in our Bylaws and, if the chairperson determines that a nomination is not in accordance with the procedures set forth in the Bylaws, to declare to the meeting that the nomination will be disregarded. A copy of the Company’s Bylaws is filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on January 30, 2025. We will furnish any person without charge, upon written request, a copy of the Bylaws. In addition to satisfying the requirements under our Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that complies with the informational and timing requirements of Rule 14a-19 under the Exchange Act.

Shareholder Communications with the Board

The Board will give appropriate attention to written communications that are submitted by shareholders and will respond as the Board deems appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairperson of the Nominating and Corporate Governance Committee primarily will be responsible for monitoring communications from shareholders and providing copies or summaries of such communications to the other directors as he or she deems appropriate. Communications will be forwarded to all directors if such communications relate to substantive matters and include suggestions or comments that the Chairperson of the Nominating and Corporate Governance Committee considers important.

Shareholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Chairperson of the Nominating and Corporate Governance Committee

c/o Corporate Secretary of First US Bancshares, Inc.

131 West Front Street

P.O. Box 249

Thomasville, Alabama 36784

All written communications to the Board will be relayed to the Nominating and Corporate Governance Committee without being screened by management.

TRANSACTIONS WITH RELATED PERSONS

The Company recognizes that transactions between the Company or its subsidiaries and any of its directors or executive officers may present potential or actual conflicts of interest that are not in the best interests of the Company and its shareholders. Therefore, as a general matter and in accordance with the Company’s Code of Business Conduct and Ethics, the Company prefers to avoid such transactions. Nevertheless, there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company and its shareholders. Therefore, the Company has adopted a written policy and procedures that require the Audit Committee to review and, if appropriate, to approve or ratify any such transactions.

Policy and Procedures Regarding Related Person Transactions

The Audit Committee’s Policy and Procedures With Respect to Related Person Transactions sets forth the process for reviewing, approving and ratifying transactions involving the Company and its subsidiaries and “related persons.” “Related persons” include directors, director nominees and executive officers and their immediate family members, and shareholders owning 5% or more of the Company’s outstanding common stock and their immediate family members. It is the Company’s policy to approve and ratify transactions involving related persons only when the Board, acting through the Audit Committee, determines that the transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders.

The procedures provide that, prior to entering into a related person transaction, management or the affected director or executive officer must bring the matter to the attention of a designated individual who will assess whether the matter should be considered by the Audit Committee. If a member of the Audit Committee is involved in the proposed transaction, he or she will be recused from all discussions and decisions about the transaction. To the extent that a related person transaction is not identified in advance, the terms of the transaction will be reviewed and evaluated by the Audit Committee. Only transactions that are in, or that are not inconsistent with, the best interests of the Company and its shareholders are approved or ratified by the Audit Committee.

Certain Transactions with Related Persons

During the 2023 and 2024 fiscal years, the Company leased various properties from entities with which Mr. Tracy E. Thompson, one of the Company’s current directors, is affiliated. Pursuant to those lease arrangements, the Company paid a limited liability company, of which Mr. Thompson is the sole member, $301,524 and $160,064 in 2023 and 2024, respectively. The Company’s lease negotiations with Mr. Thompson’s entities are negotiated on the same basis and subject to the same terms and conditions as the Company’s other similar lease arrangements.

Certain directors and executive officers of the Company and their family members are customers of, and have had transactions with, the Bank in the ordinary course of business, and additional transactions likely will take place in the ordinary course of business. The federal securities laws generally prohibit the Bank from extending credit to its directors and executive officers. However, loans made by the Bank to its directors and executive officers in compliance with federal banking regulations are exempted from this prohibition. Federal banking regulations require that all loans or extensions of credit to directors and executive officers of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank, therefore, is prohibited from making any new loans or extensions of credit to directors and executive officers at different rates or terms than those offered to the general public.

All outstanding loans and commitments to date have been made in the ordinary course of business and on substantially the same terms, including with respect to interest rates and collateral, as for comparable transactions with unrelated persons, and have not involved more than the normal risk of repayment or presented other unfavorable features.

EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

This Executive Compensation section describes the 2024 executive compensation program for our named executive officers. Our primary objective is to achieve and sustain significant increases in shareholder value. We have designed our executive compensation program, and we routinely evaluate and consider modifications to the program, to support this objective with a strong link between pay and corporate and individual performance, while discouraging executives from taking excessive risks. Our approach is aimed at ensuring our ability to attract, retain and motivate the executives, managers and professionals who are critical to our short- and long-term success in the banking industry. A portion of our executives’ compensation is “performance-based” in the form of incentives that are intended to motivate balanced decision-making by our executives while also aligning their interests with those of our shareholders.

We design our compensation program to align with the following principles:

•	Competitive. We review the compensation practices of the other companies in our compensation peer group and aim to target compensation for our executives at or near the market 50% percentile.

•

Performance-based. We use a mixture of options, time-based restricted stock and cash incentives to link our executives’ compensation to Company short- and long-term performance. Our cash incentive program for 2024 used the following specific metrics to determine executive bonuses: consolidated pre-tax income, consolidated pre-tax return on average assets, consolidated pre-tax return on average tangible equity, net loan growth in indirect lending and a discretionary component related to each executive’s contributions toward the Company’s strategic goals during 2024.

•	Shareholder-aligned. Our stock-based incentives encourage the creation of long-term value and link the interests of our executives to those of our shareholders.

•

Prudent risk-taking. We structure our compensation program to incentivize sustainable growth without encouraging our executives to take unreasonable risks that could damage the Company’s profitability or reputation.

Compensation Governance Best Practices

The Compensation Committee annually reviews best practices in executive compensation and governance and continues to enhance our policies and practices, which include the following:

What We Do	What We Do Not Do

•  Review the compensation peer group annually to ensure reasonable and appropriate size and scope fit for purposes of comparing executive compensation and bank performance

•  Have an independent Compensation Consultant advise the Compensation Committee

•  Conduct regular compensation benchmarking to assess the level of pay competitiveness for named executive officers

•  Assess actual pay positioning for named executive officers in relation to target pay positioning outlined in our compensation philosophy

•  No repricing of awards under our Incentive Plans without shareholder approval

•  No tax gross-up provisions exist in our agreements with named executive officers and we do not provide tax gross-ups for any taxable perks

•  Restrictions on hedging and pledging of FUSB securities under our insider trading policy

•  No active SERPs

•  No “timing” of equity grants. We do not grant equity awards in anticipation of the release of material, non-public information, and we do not time the release of material,

What We Do	What We Do Not Do

•  Have recoupment policies (i) requiring recoupment of any incentive compensation in the event of a restatement of our financial statements and (ii) permitting recovery of cash incentive compensation in certain additional circumstances

•  Engage with our shareholders. We conduct an annual advisory say-on-pay vote and actively review the results of those votes as we make decisions regarding executive compensation.

non-public information based on equity grant dates. • Limited and no excessive perks

Oversight of the Compensation Program

The Compensation Committee oversees our compensation program and approves the compensation paid to all executive officers, including the Chief Executive Officer and the two other most highly-compensated executive officers during 2024 – Mr. House, Mr. Elley and Mr. Mitchell (collectively, the “Named Executive Officers” or “NEOs”).

Our Compensation Committee’s responsibilities include reviewing and approving the amount, form and terms of compensation to be paid to the Named Executive Officers and assessing and making recommendations to the Board regarding executive compensation and benefit plans and programs. The Chief Executive Officer assists the Compensation Committee with determining the amount of compensation to be paid to the other executive officers but does not play a role in the final determination or approval of his own compensation. Our Human Resources Department also assists the Compensation Committee with compensation decisions by providing support and data for the committee.

Compensation Consultant

The charter of the Compensation Committee grants the Committee the authority to hire outside consultants to further its objectives and assist with its responsibilities. The Compensation Committee has engaged Willis Towers Watson, an independent compensation consultant, to assist the Compensation Committee by reviewing, assessing and providing recommendations with respect to the amount and form of director and executive officer compensation.

The Company does not have a policy that limits the services that an executive compensation consultant can perform. However, the Company has not engaged Willis Towers Watson for any projects other than those directed by the Compensation Committee and management, as described above, nor has Willis Towers Watson performed any other services for the Company. As a result, the Company has determined that Willis Towers Watson operates with full objectivity and without conflicts of interest in its support of the Compensation Committee.

Benchmarking

In determining market competitiveness of compensation, the Compensation Committee, with the assistance of Willis Towers Watson, reviews annually a combination of proxy information from the Company’s compensation peer group and available market compensation survey data. The Compensation Committee may also use comparisons to the Company’s compensation peer group to consider other market practices relevant to the scope of our executives’ responsibilities. The Compensation Committee generally seeks to provide our executives with total compensation positioned around the median of competitive practice in order to assist in attracting and retaining talented executives and to further motivate and reward our NEOs for sustained, long-term improvements in the Company’s financial results.

At the request of the Compensation Committee, Willis Towers Watson prepared an evaluation of our peer group for use in 2024. As a result of the evaluation, Willis Towers Watson recommended, and the Compensation Committee approved, the twelve companies listed below as the peer group for 2024. Willis Towers Watson identified and recommended these companies based on their being in a similar industry, being in a similar location and trading on the same stock exchange as the Company, as well as having assets between 0.5 and 2.0 times those of First US Bank.

2024 Compensation Peer Group
Company	Assets (in millions)*	Market Cap (in millions)†
Colony Bankcorp, Inc.	$3,053	$272
Investar Holding Corporation	2,815	182
Southern States Bancshares, Inc.	2,447	291
First Community Corporation	1,828	172
Peoples Bancorp of North Carolina, Inc.	1,636	168
Citizens Holding Company	1,405	51
Auburn National Bancorporation, Inc.	975	65
Bank of the James Financial Group, Inc.	969	62
Affinity Bancshares, Inc.	843	138
United Bancorp, Inc.	819	74
Village Bank and Trust Financial Corp.	737	70
Bank of South Carolina Corporation	640	68

*	Information as of December 31, 2023.
†	Information as of July 31, 2024.

Elements of Executive Compensation

Base Salaries

Each Named Executive Officer’s base salary is determined principally by the responsibilities required by the officer’s position, experience and contributions to our business and length of service in his position at the Company, as well as individual competence and comparison to peer institutions. Base salaries are reviewed and approved by the Compensation Committee annually to determine whether the base salary levels are appropriate. The base salaries of the Named Executive Officers in 2024 were as follows: for Mr. House, $400,000, increased from $390,000 in 2023; for Mr. Elley, $273,200, increased from $265,200 in 2023; and for Mr. Mitchell, $260,200, increased from $252,200 in 2023.

2024 Cash Incentive Program

In February 2024, the Company established a cash incentive program for certain executive officers and key employees of the Company and its subsidiaries designed to incentivize the achievement of specified short-term performance criteria (the “2024 CIP”). Under the 2024 CIP, each Named Executive Officer had the opportunity to earn a one-time cash payment equal to a predetermined percentage of his 2024 base salary, with the earned amount based on the level of performance with respect to certain corporate objectives applicable to the Company and the Bank. For Mr. House and Mr. Elley, the payment was based on (i) consolidated pre-tax income of the Company, (ii) consolidated pre-tax return on average assets, (iii) consolidated pre-tax return on average tangible equity, and (iv) a discretionary component related to each executive’s contributions toward the Company’s strategic goals during 2024. For Mr. Mitchell, the payment was based on (a) consolidated pre-tax income of the Company, (b) consolidated pre-tax return on average assets, (c) consolidated pre-tax return on average tangible equity, (d) net loan growth in indirect lending and (e) a discretionary component related to Mr. Mitchell’s contributions toward the Company’s strategic goals during 2024. The Company’s 2024 performance targets are set forth in the table below.

	2024 Financial Performance Objectives
Corporate Objective	Threshold	Target	Stretch	Actual Results	Weight
Consolidated pre-tax income	$9,840,000	$12,300,000	$14,760,000	$10,754,000	25%
Consolidated return on average assets (pre-tax)	0.90%	1.12%	1.34%	1.00%	30% (2) or 25% (3)
Return on average tangible equity (pre-tax)	11.56%	14.45%	17.34%	12.33%	25% (2) or 15% (3)
Loan Growth – Indirect Lending	$24,000,000	$30,000,000	$36,000,000	($2,220,000)	15% (3)
Discretionary (1)	80%	100%	120%	(1)	20%

(1)

The Compensation Committee approved the discretionary portion of Mr. House’s and Mr. Elley’s performance objectives at 100% based on, among other things, successful implementation of strategic reorganization and cost control initiatives, as well as improvement in total shareholder return in 2024. The Compensation Committee approved the discretionary portion of Mr. Mitchell’s performance objectives at 120% based on, among other things, successful implementation of strategic reorganization and cost control initiatives, improvement in total shareholder return in 2024 and expansion of indirect lending dealer relationships in 2024.

(2)	This number reflects the weight for Mr. House and Mr. Elley.
(3)	This number reflects the weight for Mr. Mitchell.

Based on the performance metrics above, each Named Executive Officer was eligible to earn the payout amounts set forth in the table below.

		2024 Annual Incentive Range
Name	Threshold	Threshold (% of Salary)	Target	Target (% of Salary)	Stretch	Stretch (% of Salary)	2024 Incentive Earned
James F. House	$90,000	22.5%	$180,000	45.0%	$270,000	67.5%	$134,890
Thomas S. Elley	47,810	17.5%	95,620	35.0%	143,430	52.5%	71,657
William C. Mitchell	45,535	17.5%	91,070	35.0%	136,605	52.5%	68,253

Each Named Executive Officer’s cash incentive payment was potentially subject to a downward adjustment as a result of certain regulatory or compliance ratings at the Bank.

Equity Awards

Our Named Executive Officers historically were eligible to participate in the First US Bancshares, Inc. 2013 Incentive Plan, which was originally adopted by the Board on March 22, 2013, and amended on May 2, 2019 (the “2013 Incentive Plan”). The 2013 Incentive Plan provided for the grant of incentive and nonqualified stock options, stock appreciation rights, awards of restricted stock and restricted stock units and performance compensation awards, including performance-based cash bonuses, to employees, non-employee directors and certain consultants of the Company and its affiliates, including the Bank.

On February 22, 2023, the Board adopted the First US Bancshares, Inc. 2023 Incentive Plan (the “2023 Incentive Plan”), which was approved by the Company’s shareholders on April 27, 2023. The 2023 Incentive Plan provides for the grant of the same types of awards as the 2013 Incentive Plan. The Compensation Committee intends to grant all future incentive awards under the 2023 Incentive Plan, and no additional grants will be made under the 2013 Incentive Plan.

On February 9, 2024, we granted equity awards to our Named Executive Officers in the following amounts: 8,200 shares of restricted stock for Mr. House, 4,200 shares of restricted stock for Mr. Elley and 4,000 shares of restricted stock for Mr. Mitchell. These shares of restricted stock vest in equal increments on the first three anniversaries of the grant date.
Equity Grant Practices
Overview
. As discussed above, the Compensation Committee intends to continue to make regular grants of equity that incentivize performance and have retentive effect. All such equity awards will be made under the 2023 Incentive Plan. Our practice in granting equity is to determine the total number of shares to be granted under the 2023 Incentive Plan in a certain year based on the estimated expense to the Company of the awards and the earnings per share impact of that expense, as well as the total number of shares available for grant under the 2023 Incentive Plan. The Compensation Committee then allocates this pool of shares among the participants based on level and performance and considerations such as retention and competitive compensation levels. We do not select grant dates based upon the public release of material information about the Company, and the proximity of the grant date of any award to the date on which we announce such information is coincidental.
T
iming of Equity Grants
. We have not granted stock options as part of our equity compensation program since 2020, but the Compensation Committee may decide to do so again in the future. The Committee does not take into account material nonpublic information in determining the timing and terms of equity-based awards, and we have not timed the disclosure of material nonpublic information for the purposes of affecting the value of executive compensation. No stock options were issued to executive officers in 2024 during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public
information and ending one business day after the filing or furnishing of such report with the SEC.
Termination and Change in Control Benefits
We believe that it is important to protect the financial interests of our senior management in the event of a change in control. Further, we believe that the interests of the Company’s shareholders are best served if the interests of our senior management are aligned with the shareholders’ interests. Providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of our shareholders.
Mr. House, our President and Chief Executive Officer, is the only Named Executive Officer with an employment agreement. On December 19, 2013, the Company, the Bank and Mr. House entered into an Amended and Restated Executive Employment Agreement that replaced the original employment agreement entered into by the Company, the Bank and Mr. House on November 7, 2011, when Mr. House first began serving as the President and Chief Executive Officer of the Company and the Bank. In addition to setting forth various terms with respect to Mr. House’s base salary, the equity compensation, perquisites and other benefits to which Mr. House is entitled, and certain restrictive covenants, the employment agreement contains certain termination and change in control provisions, the details of which are further discussed under the caption, “Employment Agreement with Mr. House.”
Additionally, we have entered into a Change in Control Agreement with each of our executives, including Mr. Elley and Mr. Mitchell, pursuant to which certain payments are required in connection with a change in control. In the first quarter of 2022, we amended and restated the Change in Control Agreements for Mr. Elley and Mr. Mitchell. For more information, see “Potential Payments Upon Termination or Change in Control” contained herein.
Perquisites and Other Benefits
We provide our Named Executive Officers with limited perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain qualified senior management. We believe that perquisites for our executives should be limited in scope and value and also should reflect similar perquisites provided to executive officers at other banks of comparable size.
Perquisites provided include, in some cases, payment of cell phone fees, subscription radio fees and club dues, as well as a Company-owned automobile and reimbursement of reasonable expenses in operating such automobile, or in situations where a Company-owned automobile is not provided, an allowance to reimburse the Named Executive Officer for the operation of a personal vehicle. Additionally, the Company pays a portion of the annual premium for a life insurance policy with a $250,000 death benefit for Mr. House. Effective December 2024, the Company also pays monthly premiums for a separate guaranteed-issue long-term disability policy for the Named Executive Officers, which would pay monthly amounts of $10,000, $9,210 and $8,195 for Mr. House, Mr. Elley and Mr. Mitchell, respectively, in the event of a coverage trigger. Otherwise, the Named Executive Officers participate in our employee benefit plans and programs on the same terms and conditions as other employees. The benefits available generally include medical and dental insurance, disability insurance and life insurance. In addition, we sponsor a 401(k) plan in which all eligible employees, including the Named Executive Officers, may participate.
Clawback/Recoupment Policy
We believe that the incorporation of a “clawback” or recoupment policy in our executive compensation program contributes to creating and maintaining a culture that emphasizes integrity and accountability and reinforces the performance-based principles underlying our executive compensation program. In November 2023, we adopted the First US Bancshares, Inc. Policy for the Recovery of Erroneously Awarded Compensation (the “Clawback Policy”), in compliance with the requirements of the Dodd-Frank Act, final SEC rules and applicable Nasdaq listing standards, which covers our current and former officers subject to Section 16 of the Exchange Act, including all of our Named Executive Officers. Under the Clawback Policy, if there is a restatement of our financial results, the Company will recover erroneously awarded incentive compensation from such officers during a three-year lookback period.
Additionally, our annual cash incentive programs permit recoupment of cash bonus payments in connection with certain events, including (i) achievement of financial results that are subsequently the subject of a restatement due to material noncompliance with any financial reporting requirement under either GAAP or the federal securities laws, other than as a result of changes to accounting rules and regulations, (ii) a subsequent finding that the financial information or performance objectives used by the Compensation Committee to determine the amount of any cash bonus payments were materially inaccurate and (iii) a Participant’s conduct that is not in good faith and that materially disrupts, damages, impairs, or interferes with the business of the Company.
Insider Trading Policy; Prohibition on Pledging and Hedging of Company Stock and Equity Award Repricing
We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted an Insider Trading Policy (the “Policy”) governing all transactions in the Company’s securities by the directors, officers and employees of the Company and any subsidiary that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of the Policy was filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the year ended December 31, 2024.
The Policy prohibits the directors, officers and employees of the Company and any of its subsidiaries from pledging their common stock in the Company as security or engaging in transactions designed to “hedge” against the price of the Company’s common stock. The Policy explicitly prohibits short sales and hedging or monetization transactions, including options trading (buying or selling puts or calls or other derivative securities). These restrictions ensure that the NEOs, as well as other Company personnel, cannot offset or hedge against declines in the price of the Company’s common stock they own or have a personal interest in the price of their shares that may be different from the interests of other stockholders generally. None of the Company’s directors or executive officers currently engage in any pledging or hedging transactions.
The Board of Directors and the Compensation Committee view equity-based compensation to be a key factor in incentivizing the future performance of our executives. Consequently, the 2023 Incentive Plan provides that the Compensation Committee is not permitted to reduce the exercise price of outstanding stock options or stock appreciation rights; replace any stock option or stock appreciation right with a new award with a lower exercise price; cancel any stock option or stock appreciation right in exchange for cash; or take any other action that would be treated as a repricing under the Nasdaq listing rules.
Consideration of Prior Shareholder Advisory Vote on Executive Compensation
We provide our shareholders with the opportunity annually to vote to approve, on an advisory basis, the compensation of our Named Executive Officers (often referred to as a “say-on-pay” vote).
Although
the “say-on-pay” vote
is advisory
and non-binding, the
Compensation Committee considers the outcome of the vote as part of its executive compensation planning process. At the 2024 Annual Meeting of Shareholders held on April 25, 2024, approximately 86% of the shares represented at the meeting in person or by proxy and entitled to vote on the “say-on-pay” proposal
(excluding
broker non-votes) were
voted in favor of the compensation of the Company’s Named Executive Officers as disclosed in the proxy statement for that meeting. The Compensation Committee considered this high level of shareholder support when determining the compensation for 2025, and decided not to make any significant changes to the structure of our compensation program. The Compensation Committee concluded that the Company’s compensation program should continue to emphasize the performance, alignment and retention objectives described herein.
COMPENSATION COMMITTEE REPORT
The Compensation Committee, composed of independent dire
ct
ors, reviewed and discussed the Executive Compensation section with the Company’s management. Based on the review and discussion, the Compensation Committee recommended to the Board that the Executive Compensation section be included in this Proxy Statement.
This report furnished by the Compensation Committee:
Bruce N. Wilson,
 Chairperson
J. Lee McPhearson
Jack W. Meigs
Aubrey S. Miller
Staci M. Pierce

SUMMARY COMPENSATION TABLE

The following table sets forth, for the years ended December 31, 2024 and 2023, a summary of the compensation paid to or earned by the Named Executive Officers. Note that, as a “smaller reporting company” and pursuant to the rules of the SEC, the Company is providing compensation information for 2024 and 2023 for Mr. House, as the President and Chief Executive Officer of the Company and the Bank, and Mr. Elley and Mr. Mitchell, as the two most highly compensated executive officers of the Company other than Mr. House who were serving as executive officers at the end of 2024.

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
James F. House	2024	$400,000	$85,362	—	$134,890	$23,899	$644,151
President and Chief Executive Officer of the Company and the Bank	2023	390,000	81,755	—	230,654	22,263	724,672

Thomas S. Elley	2024	273,200	43,722	—	71,657	24,799	413,378
Senior Executive Vice President, Chief Financial Officer, Principal Accounting Officer, Treasurer and Assistant Secretary of the Company	2023	265,200	42,355	—	121,990	23,738	453,283

William C. Mitchell	2024	260,200	41,640	—	68,253	19,276	389,369
Senior Executive Vice President, Consumer Lending of the Bank	2023	252,200	39,400	—	118,927	20,219	430,746

(1)	The amounts presented in this column represent the grant date fair value of shares of restricted common stock, computed in accordance with Accounting Standards Codification (“ASC”) Topic 718.
(2)	The amounts presented in this column represent cash paid under the 2024 or 2023 cash incentive program, as applicable.
(3)	The following table describes each component in the “All Other Compensation” column for 2024 and 2023:

Name	Year	401(k) Contributions	Life Insurance Premiums	LTD Insurance Premiums*	AD&D Insurance Premiums	Automobile	Cell Phone Fees	Other**	Total
James F. House	2024 2023	$13,800 13,200	$4,846 4,846	$293 —	$43 43	$1,585 655	$1,170 1,170	$2,162 2,349	$23,899 22,263
Thomas S. Elley	2024 2023	13,800 13,200	564 564	346 —	96 96	7,200 7,200	1,170 1,170	1,623 1,508	24,799 23,738
William C. Mitchell	2024 2023	13,800 13,200	564 564	326 —	96 96	3,174 5,036	1,170 1,170	146 153	19,276 20,219

*

These amounts represent premiums paid by the Company during 2024 for additional long-term disability policies provided to the Company’s executives, which additional coverage was approved by the Compensation Committee in October 2024 and effective December 2024.

**

For Mr. House, this amount for 2024 includes $1,900 in club fees and $262 for a radio subscription fee, and this amount for 2023 includes $1,860 in club fees and $489 for a radio subscription fee. For Mr. Elley, this amount for 2024 represents $1,623 in club fees, and this amount for 2023 represents $1,508 in club fees. For Mr. Mitchell, this amount for 2024 represents $146 for a radio subscription service fee, and this amount in 2023 represents $153 for a radio subscription fee.

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END

The following table sets forth information as of December 31, 2024, concerning outstanding equity awards previously granted to our Named Executive Officers:

	Option Awards						Stock Awards
Name of Executive	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares in Units of Stock That Have Not Vested (9)
James F. House	02/24/16	(1)	11,000	—	8.30	02/24/26	—		—
	02/22/17	(2)	11,000	—	14.11	02/22/27	—		—
	02/12/18	(3)	9,900	—	11.71	02/12/28	—		—
	02/27/19	(4)	9,900	—	10.01	02/27/29	—		—
	02/26/20	(5)	9,200	—	11.94	02/26/30	—		—
	02/22/22		—				2,745	(6)	$34,560
	02/10/23		—				5,534	(7)	69,673
	02/09/24		—				8,200	(8)	103,238
Thomas S. Elley	02/24/16	(1)	6,100	—	8.30	02/24/26	—		—
	02/22/17	(2)	7,000	—	14.11	02/22/27	—		—
	02/12/18	(3)	6,300	—	11.71	02/12/28	—		—
	02/27/19	(4)	6,300	—	10.01	02/27/29	—		—
	02/22/22		—	—			1,167	(6)	14,693
	02/10/23		—	—			2,867	(7)	36,096
	02/09/24		—				4,200	(8)	52,878
William C. Mitchell	02/24/16	(1)	6,800	—	8.30	02/24/26	—		—
	02/22/17	(2)	7,000	—	14.11	02/22/27	—		—
	02/12/18	(3)	5,100	—	11.71	02/12/28	—		—
	02/27/19	(4)	5,600	—	10.01	02/27/29	—		—
	02/22/22		—	—			1,067	(6)	13,434
	02/10/23		—	—			2,667	(7)	33,578
	02/09/24		—				4,000	(8)	50,360

(1)	Options granted in February 2016 vested in equal increments on the first three anniversaries of the grant date.
(2)	Options granted in February 2017 vested in equal increments on the first three anniversaries of the grant date.
(3)	Options granted in February 2018 vested in equal increments on the first three anniversaries of the grant date.
(4)	Options granted in February 2019 vested in equal increments on the first three anniversaries of the grant date.
(5)	Options granted in February 2020 vested in equal increments on the first three anniversaries of the grant date.
(6)	The amount represents restricted shares of common stock granted under the 2013 Incentive Plan on February 22, 2022, that vest in equal increments on the first three anniversaries of the grant date.
(7)	The amount represents restricted shares of common stock granted under the 2013 Incentive Plan on February 10, 2023, that vest in equal increments on the first three anniversaries of the grant date.
(8)	The amount represents restricted shares of common stock granted under the 2023 Incentive Plan on February 9, 2024, that vest in equal increments on the first three anniversaries of the grant date.
(9)

The amount represents the product of $12.59, which was the closing price for a share of our common stock reported by Nasdaq on December 31, 2024 (the last trading day of 2024), and the number of unvested shares of restricted stock reflected in the table for the corresponding award.

Employment Agreement with Mr. House

On December 19, 2013, Mr. House entered into an Amended and Restated Executive Employment Agreement (the “2013 Employment Agreement”) with the Company and the Bank, which became effective on January 1, 2014, and replaced the employment agreement entered into by Mr. House with the Company and the Bank on November 7, 2011, when Mr. House first began serving as President and Chief Executive Officer of the Company and the Bank.

The initial term of the 2013 Employment Agreement was three years, with an additional year added to the term on each anniversary of the effective date, unless one of the parties provides notice of its intention not to extend the term. The 2013 Employment Agreement provides that Mr. House will be paid and eligible for the following compensation, among other employee benefits: an annual base salary that is subject to increase by the Board, life insurance coverage in the amount of $250,000, the use of a Company-owned automobile and reimbursement of reasonable expenses in operating such automobile, temporary housing in Thomasville, Alabama, and reimbursement of ordinary and reasonable expenses incurred in the performance of his duties as Chief Executive Officer and President of the Company and the Bank. In addition, for each year of the term of the 2013 Employment Agreement, Mr. House will be eligible to receive an annual long-term incentive award of up to 5,000 shares of the Company’s common stock, options to purchase up to 10,000 shares of the Company’s common stock, or some combination of the foregoing. The agreement also contains non-compete and confidentiality restrictions. Specifically, Mr. House is prohibited from competing with the Company or the Bank for two (2) years following the termination of his employment and from disclosing confidential and proprietary information for a period of three (3) years after the termination of his employment.

Under the terms of the 2013 Employment Agreement, Mr. House is entitled to certain payments and benefits if his employment terminates due to his retirement, death or involuntary termination, or if his termination is related to a change in control of the Company or the Bank. In the event that Mr. House’s employment terminates due to his death or disability, or Mr. House terminates his employment for any reason other than “good reason,” he is entitled to any accrued and unpaid base salary earned through the date of termination and all vested amounts payable and vested benefits accrued under any otherwise applicable plan, policy, program or practice in which Mr. House was a participant. If Mr. House is involuntarily terminated without “cause” or Mr. House terminates his employment for “good reason,” he is entitled to (i) a lump sum cash payment within thirty (30) days following his termination in an amount equal to the greater of either one (1) times his base salary then in effect or the amount of the base salary that otherwise would have been payable to Mr. House for the remainder of the term and (ii) reimbursement for any premiums paid by Mr. House for COBRA health continuation coverage, subject to limitations in the agreement. In the event of a change in control, Mr. House is not entitled to any payment unless he is terminated or he terminates his employment within six (6) months following the change in control. If Mr. House is terminated without “cause” or if he terminates his employment for “good reason” during the six (6) months following a change in control, he is entitled to a lump sum cash payment within thirty (30) days following his termination in an amount equal to 299% of his “base amount,” as defined in Section 280G(b)(3)(A) of the Internal Revenue Code of 1986, as amended, subject to all applicable withholdings.

Internal Revenue Code Section 409A imposes significant taxes on an executive officer in the event that he receives deferred compensation that does not satisfy certain statutory and regulatory requirements in accordance with Internal Revenue Code Section 409A. However, it is the intent of the Company and the Bank that the amounts payable to Mr. House under the employment agreement comply with or are exempt from Section 409A.

Potential Payments Upon Termination or Change in Control

Mr. House’s 2013 Employment Agreement contains severance provisions pursuant to which Mr. House is entitled to certain payments or benefits in the event that his employment is terminated without “cause” or for “good reason.” See the discussion under “Employment Agreement with Mr. House” for additional information.

In addition, on May 20, 2014, the Company entered into Change in Control Agreements with its executive officers, including Mr. Elley, and on February 22, 2021, the Company entered into an Amended and Restated Change in Control Agreement with Mr. Mitchell. Subsequently, on March 1, 2022, the Company entered into an Amended and Restated Change in Control Agreement with certain of its executive officers, including Mr. Elley, and a Second Amended and Restated Change in Control Agreement with Mr. Mitchell (collectively, the “Amended CIC Agreements”). Each of the Amended CIC Agreements provides for an eighteen-month period following a “change in control” (as defined in the Amended CIC Agreements) during which the executive officer will be, upon experiencing a “qualifying termination of employment” (as defined in the Amended CIC Agreements), entitled to a one-time lump sum payment by the Company in an amount equal to 200% of the sum of (A) the executive officer’s annual base salary in effect as of the date of termination plus (B) the executive officer’s target bonus opportunity under the cash incentive program in effect for the year at issue (the “Severance Benefit”), a pro rata share of the executive officer’s target bonus for the year in which termination occurs, and the reimbursement by the Company of health insurance continuation expenses incurred by the executive officer, in addition to any rights and welfare benefits provided to the executive officer under any plans and programs upon termination of employment. In the event that the executive officer’s employment is terminated as a result of such officer’s voluntary resignation without “good reason” (as defined in the Amended CIC Agreements) within six (6) months after a change in control, the executive officer will be entitled to the same payments described above, except that the one-time lump sum payment will be equal to 100% of the executive officer’s Severance Benefit. Each of the Amended CIC Agreements also provides that, during the employment period and for a period of two (2) years following termination of employment, the executive officer will be bound by covenants not to compete and not to solicit customers or employees; provided, however, that the non-competition provisions of the Amended CIC Agreements will apply only if the executive officer is entitled to the one-time lump sum payment described above; and, provided further, that if the executive officer is entitled to a lump sum payment equal to only 100% of the Severance Benefit, the non-competition provisions of the Amended CIC Agreements will endure for only one (1) year.

Pursuant to the restricted stock award agreements (each a “Restricted Stock Award Agreement”) under the 2013 Incentive Plan and the 2023 Incentive Plan (collectively, the “Plans”), if an officer’s Continuous Service (as defined in the Plans) terminates due to death, disability or retirement (as defined in the Restricted Stock Award Agreement), 100% of the unvested restricted stock shall vest as of the date of such termination. If the Continuous Service terminates for any reason other than death, disability or retirement, any unvested restricted stock shall be automatically forfeited upon such termination. Pursuant to the Plans, in the event of a Change in Control (as defined in the Plans) the Restricted Period (as defined in the Plans) shall expire immediately with respect to 100% of the shares of restricted stock, subject to the discretion of the Compensation Committee.

Pursuant to the nonqualified stock option agreements (each an “Option Agreement”) under the Plans, in the case of termination due to disability, any unvested portion of the option shall become fully vested on the date of termination and the officer (or, in certain circumstances, his personal representative) may exercise the vested option at any time prior to the Expiration Date (as defined in the Option Agreement). In the case of termination due to death, any unvested portion of the option shall become fully vested on the date of death, and the vested option may be exercised by the officer’s estate, by a person who acquired the right to exercise the option by bequest or inheritance, or by a person designated pursuant to the Option Agreement at any time prior to the Expiration Date. In the case of termination due to retirement (as defined in the Option Agreement), any unvested portion of the option shall become fully vested on the date of retirement and the officer may exercise the vested option at any time prior to the Expiration Date. In the case of termination other than for disability, death or retirement, the officer may exercise the vested portion of the option, but only within such period of time ending on the earlier of (a) the date three (3) months following the termination of the officer’s continuous service or (b) the Expiration Date; provided, however, that in the case of termination for Cause (as defined in the Plans), the option (whether vested or unvested) shall immediately terminate and cease to be exercisable. In the case of a Change in Control, the option shall become immediately vested and exercisable with respect to 100% of the shares subject to the option, subject to the discretion of the Compensation Committee.

PAY VERSUS PERFORMANCE
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and
Non-PEO
NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid to Non-PEO NEOs (1)(2)(3)	Value of Initial Fixed $100 Investment Based on TSR (4)	Net Income (in thousands)
2024	$644,151	$681,468	$401,374	$419,440	$126.10	$8,170
2023	724,672	745,430	442,015	451,384	101.29	8,485
2022	738,697	715,596	437,022	426,944	83.33	6,864

(1)
The PEO for 2024, 2023 and 2022 was James F. House. The
non-PEO
NEOs for 2024, 2023 and 2022 were Thomas S. Elley (Senior Executive Vice President, Chief Financial Officer, Principal Accounting Officer, Treasurer and Assistant Secretary) and William C. Mitchell (Senior Executive Vice President, Consumer Lending of the Bank).

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. To calculate the amounts of Compensation Actually Paid to the PEO in 2024, the following adjustments were made to the PEO’s Summary Compensation Table Total:

a.	We deducted $85,362 reported in the Summary Compensation Table, reflecting the grant date fair value of 8,200 shares of restricted stock granted to the PEO in fiscal year 2024;

b.	We added $103,238, reflecting the fair value of such shares of restricted stock as of the end of fiscal year 2024;

c.
We added $18,876, reflecting the change in the fair value during fiscal year 2024 of 8,279 shares of restricted stock granted to the PEO before fiscal year 2024 that were outstanding and unvested as of the end of fiscal year 2024; and

d.
We added $565, reflecting, as of the applicable vesting date, the change in the fair value during fiscal year 2024 of 6,711 shares of restricted stock granted to the PEO before fiscal year 2024 that vested during fiscal year 2024.

To calculate the amounts of Compensation Actually Paid, on average, to our non-PEO
NEOs in 2024, the following adjustments were made to the Average Summary Compensation Table Total for
Non-PEO
NEOs:

a.	We deducted $42,681 reported in the Summary Compensation Table, reflecting the average grant date fair value of restricted stock granted to the non-PEO NEOs in fiscal year 2024;

b.	We added $51,619, reflecting the average fair value of such restricted stock as of the end of fiscal year 2024;

c.
We added $8,856, reflecting the average change in the fair value during fiscal year 2024 of restricted stock granted to the non-PEO
NEOs before fiscal year 2024 that were outstanding and unvested as of the end of fiscal year 2024; and

d.
We added $272, reflecting, as of the applicable vesting date, the average change in the fair value during fiscal year 2024 of restricted stock granted to the non-PEO
NEOs before fiscal year 2024 that vested during fiscal year 2024.

(4)
The values disclosed in this TSR column represent the measurement period value of an investment of $100 in our common stock as of December 31, 2021, and then valued again on each of December 31, 2022, December 31, 2023 and December 31, 2024. Historical stock performance is not necessarily indicative of future stock performance.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Comp
e
nsation Actually Paid to our other NEOs, and our Net Income during the three most recently completed fiscal years
.

DIRECTOR COMPENSATION

In establishing director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company and the skill level required by the Company of members of the Board, as well as the importance of attracting and retaining qualified candidates to serve on the Board.

Fees

Each of the non-employee directors of the Company receives a $24,000 annual retainer for service as a director. If there is a non-executive Chairperson, he or she will receive an additional $10,000 annual retainer. If there is a Lead Independent Director, he or she will receive an additional $10,000 annual retainer. The Chairpersons of the committees of the Board receive additional retainer fees as follows: $7,500 annually for the Chairperson of the Audit Committee and $5,000 annually for the Chairperson of each of the following committees: the Asset/Liability Committee; the Compensation Committee; the Directors’ Loan Committee; the Executive Committee; the Nominating and Corporate Governance Committee; the Information Technology Steering Committee; the Retail Operations Compliance Committee; and the Tennessee New Business Committee.

Equity Compensation

Our directors historically were eligible to participate in the 2013 Incentive Plan, under which they were able to receive grants of nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and other types of equity awards designed to align the interests of the directors with those of the Company’s shareholders. Pursuant to the First US Bancshares, Inc. Equity-Based Awards Grant Policy, the Compensation Committee determined the level of annual equity-based grants to be awarded with consideration given to each director’s level of responsibility and total compensation as well as the value of any benefits to which a director is entitled under any retirement agreement with the Company, as discussed below.

On February 22, 2023, the Board adopted the 2023 Incentive Plan, which was approved by the Company’s shareholders on April 27, 2023. The 2023 Incentive Plan provides for the grant of the same types of awards as the 2013 Incentive Plan. The Compensation Committee will grant all future incentive awards under the 2023 Incentive Plan, and no additional grants will be made under the 2013 Incentive Plan.

On February 9, 2024, the Compensation Committee awarded a total of 12,200 shares of restricted stock to our directors. The shares vested in full on the first anniversary of the grant date and, therefore, are no longer restricted. During the restricted period, the directors were entitled to vote and receive dividends with respect to their shares of common stock but could not transfer the shares, outside of certain narrow exceptions. The value of the grant of restricted stock to each director is set forth in the “2024 Director Compensation Table” below.

Stock Ownership Guidelines for Non-Employee Directors

We believe that it is important for our directors to have a financial stake in the Company, and we have adopted formal stock ownership guidelines for non-employee directors. Under the ownership guidelines, which are set forth in our Guidelines on Significant Governance Issues, the Board has specified a requirement that non-employee directors must own at least 400 shares of the Company’s common stock. The guidelines further direct that each non-employee director should develop a meaningful ownership position in the Company over time. During 2024, all of our non-employee directors were in compliance with the ownership guidelines. Additional information regarding the beneficial stock ownership of our non-employee directors can be found in the “Security Ownership of Certain Beneficial Owners and Management” table contained herein.

Director Retirement Agreements

In order to encourage the members of the Board to continue to serve as directors of the Company, we entered into director retirement agreements with each of our non-employee directors who joined the Board prior to 2013. The director retirement agreements are nonqualified deferred compensation arrangements that are designed to motivate the directors to serve on the Board until their retirement.

We initially entered into the director retirement agreements in 2002 with each member of the Board at that time, including current directors Meigs and Wilson. In their original form, these agreements promised each director a benefit to be paid annually for ten years, generally beginning on the later of the date on which the director reached age 70 or the date on which the director terminated service as a director. The amount of the benefit was initially set at $12,000 in September 2002 and was scheduled to increase by 3% each year until the director reached age 70 or his or her service as a director was terminated. The benefit was to be reduced if the director retired from the Board before age 70 or terminated service as a director due to a disability before age 70.

The director retirement agreements provide a change in control benefit. We believe that the interests of the Company’s shareholders will be best served if the interests of our directors are aligned with the shareholders’ interests. Therefore, the director retirement agreements provide that, if a director is terminated following a change in control of the Company or a change in control of the Bank, we will pay the director annually for ten years, beginning at age 70, an amount equal to the maximum benefit that he or she would have been entitled to receive had the director terminated service as a director at age 70.

The director retirement agreements are subject to Internal Revenue Code Section 409A. On November 20, 2008, the Company and the Bank entered into amendments to the director retirement agreements for each director at the time, the purpose of which was to ensure that the terms of the director retirement agreements comply with Internal Revenue Code Section 409A so that the directors would avoid potential negative tax consequences. The amendments to the director retirement agreements did not materially change the scope or amount of benefits to which the directors are entitled but may affect the time and form of payment of such benefits. The director retirement agreement entered into by the director joining the Board subsequent to the November 2008 amendments but prior to 2013 (current director McPhearson) complies with Section 409A.

On January 25, 2017, the agreements with current directors Meigs and Wilson were again amended to reflect the increase in the mandatory retirement age for non-employee directors from age 70 to age 75. Specifically, the 2017 amendment clarified that the annual increases in the amount of the annual benefit payable pursuant to the agreement will terminate at the end of the plan year (commencing on September 1 and ending on August 31) immediately preceding the date of the first meeting of shareholders of the Company at which directors are elected, following the date on which the director reaches the mandatory retirement age set forth in the Company’s Bylaws. No amendment was required to the agreement with current director McPhearson to reflect this clarification.

Equalization Stipend

Directors who joined the Board in 2013 or later have not entered into director retirement agreements. In order to alleviate pay discrepancies between directors who entered into director retirement agreements and those who did not, as well as to more equitably align the pay structure of all directors, beginning in 2021, an “equalization stipend” was paid in cash. This stipend served to fairly equalize the combination of all Board fees, stock awards, and changes in the accumulated benefit accruing under the director retirement agreements.

Deferral Plan

Non-employee directors may elect to defer payment of all or any portion of their fees earned as directors under the First US Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan (the “Deferral Plan”). The Deferral Plan, which was originally ratified at the Annual Meeting of the Company’s shareholders held on May 11, 2004 and amended and restated by the Board effective July 1, 2023, permits non-employee directors to invest their directors’ fees and to receive the adjusted value of the deferred amounts in cash and/or shares of the Company’s common stock. If the deferred amounts are invested in share units, the return is determined as if such funds had been invested in the Company’s common stock, and, if the deferred amounts are invested in cash, the return is calculated at an interest rate equal to the one-month term Secured Overnight Financing Rate (SOFR) plus 75 basis points. Deferred amounts generally are distributed to a director at the termination of such individual’s service as a director of the Company, either in a lump sum payment or in annual installment payments. During 2024, four of our non-employee directors (Messrs. Gordon, Hale, and Miller, and Ms. Cook) deferred some or all of their directors’ fees under the Deferral Plan.

2024 Director Compensation Table

The following table provides information regarding compensation earned by or paid to the Company’s non-employee directors in 2024.

Name (1)	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Option Awards (4)	Nonqualified Deferred Compensation (5)	All Other Compensation (6)	Total
Robert Stephen Briggs	$44,182	$21,861	—	—	$355	$66,398
Sheri S. Cook (7)	9,668	15,615	—	—	—	25,283
Robert C. Field (8)	12,159	—	—	—	—	12,159
John C. Gordon (9)	29,004	6,767	—	$14,030	619	50,420
David P. Hale	37,105	15,615	—	—	3,055	55,775
Marlene M. McCain	36,682	15,615	—	—	1,990	54,287
J. Lee McPhearson	38,795	6,767	—	4,239	2,450	52,251
Jack W. Meigs	24,125	6,767	—	13,905	781	45,578
Aubrey S. Miller	32,101	15,615	—	—	201	47,917
Staci M. Pierce (10)	2,000	—	—	—	—	2,000
Donna D. Smith (11)	9,668	15,615	—	—	—	25,283
Tracy E. Thompson (12)	2,417	—	—	—	—	2,417
Bruce N. Wilson	32,660	6,767	—	10,374	2,077	51,878

(1)

Although Mr. House serves on the Board in addition to his service as President and Chief Executive Officer of the Company and the Bank, he currently receives no additional fees for his service on the Board; therefore, no additional information with respect to Mr. House is presented in this table.

(2)

As described above, certain of our non-employee directors deferred all or a portion of their director fees pursuant to the Deferral Plan in 2024. The amounts in this column include the equalization stipend described above with respect to each director.

(3)

The amounts presented in this column represent the fair value of the shares of restricted common stock granted to the directors on the date of grant in accordance with ASC Topic 718. As of December 31, 2024, the aggregate number of outstanding, unvested shares of restricted stock held by each director was as follows: for Mr. Briggs, 2,100 shares; for Mr. Gordon, 650 shares; for Dr. Hale, 1,500 shares; for Ms. McCain, 1,500 shares; for Mr. McPhearson, 650 shares; for Mr. Meigs, 650 shares; for Mr. Miller, 1,500 shares; and for Mr. Wilson, 650 shares. Mr. Gordon’s unvested shares of restricted stock vested upon his resignation from the Board effective January 31, 2025 in accordance with the terms of the 2023 Incentive Plan.

(4)

As of December 31, 2024, the aggregate number of outstanding, unexercised options for each director was as follows: for Mr. Briggs, 6,000 options; for Mr. Gordon, 3,000 options; for Mr. McPhearson, 3,000 options; for Mr. Meigs, 3,000 options; for Mr. Miller, 4,500 options; and for Mr. Wilson, 3,000 options. No new options were granted to any of our non-employee directors during 2024.

(5)

This column represents the change in the present value of a director’s accumulated benefit under his or her director retirement agreement in 2024. The change in present value of certain agreements was impacted by reductions in discount rate assumptions used in the calculation of present value.

(6)

This column reflects reimbursements for mileage and related expenses paid to certain non-employee directors who traveled outside their county of residence to attend any Board or committee meeting and are reimbursed for mileage.

(7)	Ms. Cook resigned from the Board effective April 26, 2024. Her unvested shares of restricted stock were forfeited upon resignation.
(8)	Mr. Field was elected to the Board effective July 24, 2024
(9)	Mr. Gordon retired effective January 31, 2025. His unvested shares of restricted stock vested upon his resignation.
(10)	Ms. Pierce was elected to the Board effective November 20, 2024.
(11)	Ms. Smith did not stand for re-election to the Board at the 2024 Annual Meeting of Stockholders. Her unvested shares of restricted stock automatically vested upon her retirement.
(12)	Mr. Thompson was elected to the Board effective November 20, 2024.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Bruce N. Wilson, Chairperson, J. Lee McPhearson, Jack W. Meigs, Aubrey S. Miller, and Staci M. Pierce. Pursuant to the Compensation Committee’s charter, Mr. House, Chairperson of the Board, Chief Executive Officer and President of the Company, is permitted to be present at meetings during which executive compensation other than for himself is under review and consideration. No member of the Compensation Committee nor director during 2024 was an executive officer of another company with a board of directors that has a comparable committee on which one of our executive officers serves on either the board of directors or the comparable compensation committee. No member of our Compensation Committee during 2024 had any relationships requiring disclosure under Item 404 of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of outstanding shares of the Company’s common stock beneficially owned as of March 12, 2025, by (i) the Named Executive Officers; (ii) each director and director nominee of the Company; (iii) all current executive officers and directors of the Company as a group; and (iv) beneficial owners of 5% or more of our common stock.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)	PERCENT OF CLASS
Anderson Group(2)	308,153	5.36%
Tontine Group(3)	361,084	6.28%
Robert Stephen Briggs(4)	74,418	1.29%
Thomas S. Elley(5)	56,663	*
Robert C. Field(6)	1,900	*
David P. Hale(7)	38,616	*
James F. House(8)	172,479	2.97%
Marlene M. McCain(9)	4,507	*
J. Lee McPhearson(10)	28,384	*
Jack W. Meigs(11)	9,587	*
Aubrey S. Miller(12)	15,276	*
William C. Mitchell(13)	53,989	*
Staci M. Pierce(14)	4,100	*
Tracy E. Thompson(15)	108,541	1.89%
Bruce N. Wilson(16)	19,457	*

All current directors and executive officers as a group (15 persons)	668,033	11.24%

*	Represents less than 1% of the outstanding shares.
(1)

Unless otherwise indicated, the named person has sole voting and sole investment power for the shares indicated. “Percent of Class” is based on (i) 5,752,262 shares of the Company’s common stock outstanding, (ii) 50,885 shares of common stock equivalents held in the Deferral Plan that may be acquired by certain directors within 60 days and (iii) 140,600 shares of common stock that may be acquired by certain directors and executive officers within 60 days pursuant to the exercise of vested stock options. For each individual included in the table above, “Percent of Class” is calculated by dividing the number of shares beneficially owned by such person by the sum of (i) 5,752,262 shares of common stock outstanding and (ii) the number of additional shares of common stock that such person has the right to acquire within 60 days, if any. For “All current directors and executive officers as a group,” “Percent of Class” is calculated by dividing the total number of shares beneficially owned by all 15 persons by the sum of (i) the total number of shares outstanding and (ii) the total number of shares that the members of the group have the right to acquire within 60 days. The percentages in this table have been rounded to the nearest hundredth. The Company currently has 10,000,000 shares of common stock, par value $0.01 per share, authorized for issuance.

(2)

This information is based solely upon our review of a Schedule 13D filed jointly by Charles C. Anderson, Harold M. Anderson, Terrence Anderson and Anderson CBP LLC (collectively, the “Anderson Group”) with the SEC on January 5, 2024, reporting beneficial ownership as of December 26, 2023. This number reflects the beneficial ownership of the group collectively. Such Schedule 13D reports that (a) Charles C. Anderson has shared voting power and shared dispositive power with respect to 144,852 shares of common stock, (b) Harold M. Anderson has sole voting power and sole dispositive power with respect to 132,500 shares of common stock, (c) Terrence Anderson has sole voting power and sole dispositive power with respect to 30,801 shares of common stock and (d) Anderson CBP LLC has shared voting power and shared dispositive power with respect to 144,852 shares of common stock. The address for the Anderson Group is 202 North Court Street, Florence, AL 35630.

(3)

This information is based solely upon our review of an amended Schedule 13G filed jointly by Tontine Financial Partners, L.P. (“TFP”), Tontine Management, L.L.C. (“TM”) and Jeffrey L. Gendell (collectively, the “Tontine Group”) with the SEC on November 13, 2024, reporting beneficial ownership as of September 30, 2024. This number reflects the beneficial ownership of the group collectively. Such Schedule 13G/A reports that (a) TM, the general partner of TFP, has the power to direct the affairs, including directing the receipt of dividends from or the proceeds from the sale of the directly-owned shares of common stock, of TFP, (b) Mr. Gendell serves as the managing member of TM and (c) the Tontine Group has shared voting and dispositive power with respect to all 361,084 shares. The address for the Tontine Group is 1 Sound Shore Drive, Suite 304, Greenwich, CT 06830-7251.

(4)

Includes (i) 16,096 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Briggs may acquire beneficial ownership within 60 days, (ii) 3,000 shares of common stock underlying options that are exercisable within 60 days, (iii) 2,100 shares of unvested restricted common stock with respect to which Mr. Briggs has voting rights and (iv) 4,430 shares held in the individual retirement account of Mr. Briggs’s spouse.

(5)

Includes (i) 25,700 shares of common stock underlying options that are exercisable within 60 days and (ii) 7,534 shares of unvested restricted common stock with respect to which Mr. Elley has voting rights.

(6)	Includes 1,500 shares of unvested restricted common stock with respect to which Mr. Field has voting rights.
(7)

Includes (i) 17,192 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Dr. Hale may acquire beneficial ownership within 60 days and (ii) 1,500 shares of unvested restricted common stock with respect to which Dr. Hale has voting rights.

(8)

Includes (i) 0.78 shares held in the 401(k) Plan, (ii) 51,000 shares of common stock underlying options that are exercisable within 60 days, and (iii) 14,734 shares of unvested restricted common stock with respect to which Mr. House has voting rights.

(9)	Includes 1,500 shares of unvested restricted common stock with respect to which Ms. McCain has voting rights.
(10)

Includes (i) 12,176 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. McPhearson may acquire beneficial ownership within 60 days, (ii) 1,500 shares of common stock underlying options that are exercisable within 60 days, (iii) 650 shares of unvested restricted common stock with respect to which Mr. McPhearson has voting rights, (iv) 3,000 shares owned by Mr. McPhearson’s spouse and (v) 1,500 shares owned by McPhearson Land Holdings, LLC, with respect to which Mr. McPhearson disclaims beneficial ownership.

(11)

Includes (i) 1,203 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Meigs may acquire beneficial ownership within 60 days, (ii) 1,500 shares of common stock underlying options that are exercisable within 60 days, (iii) 650 shares of unvested restricted common stock with respect to which Mr. Meigs has voting rights and (iv) 2,413 shares held jointly with Mr. Meigs’ spouse.

(12)

Includes (i) 388 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Miller may acquire beneficial ownership within 60 days, (ii) 3,000 shares of common stock underlying options that are exercisable within 60 days and (iii) 1,500 shares of unvested restricted common stock with respect to which Mr. Miller has voting rights.

(13)

Includes (i) 8,204 shares held in the 401(k) Plan, (ii) 24,500 shares of common stock underlying options that are exercisable within 60 days, (iii) 7,201 shares of unvested restricted common stock with respect to which Mr. Mitchell has voting rights and (iv) 1,209 shares owned by Mr. Mitchell’s spouse, with respect to which Mr. Mitchell disclaims beneficial ownership.

(14)	Includes 1,500 shares of unvested restricted common stock with respect to which Ms. Pierce has voting rights.
(15)	Includes 1,500 shares of unvested restricted common stock with respect to which Mr. Thompson has voting rights.
(16)

Includes (i) 3,830 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Wilson may acquire beneficial ownership within 60 days, (ii) 1,500 shares of common stock underlying options that are exercisable within 60 days, and (iii) 650 shares of unvested restricted common stock with respect to which Mr. Wilson has voting rights.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than ten percent (10%) of our common stock, to file reports of ownership and changes in ownership of Company common stock held by them with the SEC. Copies of these reports must also be provided to the Company. Based on our review of these reports, we believe that, during the year ended December 31, 2024, all reports required to be filed during such year were filed on a timely basis, with the exception of a late Form 4 filing on behalf of Eric H. Mabowitz filed on July 10, 2024, relating to the rebalancing of his 401(k) plan.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed of six directors who are independent directors as defined under the applicable Nasdaq listing rules and the SEC rules currently in effect.

The Audit Committee hereby submits the following report:

•	We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2024.

•

We have discussed with the independent auditors, Carr, Riggs & Ingram, LLC, the matters required to be discussed with the independent auditors by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

•

We have received the written disclosures and the letter from the independent auditors, Carr, Riggs & Ingram, LLC, required by applicable requirements of the PCAOB regarding Carr, Riggs & Ingram, LLC’s communications with the Audit Committee concerning independence and have discussed with Carr, Riggs & Ingram, LLC its independence. We concluded that the provision of non-financial audit services was compatible with Carr, Riggs & Ingram, LLC’s independence in performing financial audit services.

Based on the review and discussions referred to above, we recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

It should be noted that management is responsible for the Company’s financial reporting process, including its system of internal controls, and the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent registered public accounting firm is responsible for auditing those consolidated financial statements. Our responsibility is to monitor and review this process. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

This report furnished by the Audit Committee:

Marlene M. McCain, Chairperson

Robert Stephen Briggs

Robert C. Field

Jack W. Meigs

Staci M. Pierce

Bruce N. Wilson

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

At the direction of the Audit Committee, the ratification of the appointment of Carr, Riggs & Ingram, LLC (“Carr, Riggs & Ingram”) as the Company’s independent registered public accountants for the year ending December 31, 2025, is being presented to the shareholders for approval at the Annual Meeting. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Carr, Riggs & Ingram to our shareholders for ratification as a matter of good corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

General

The Audit Committee has approved the engagement of Carr, Riggs & Ingram as the Company’s independent registered public accountants for the year ending December 31, 2025. Carr, Riggs & Ingram has served as the Company’s principal accountants since August 7, 2008.

The Audit Committee reviews our independent registered public accountants’ performance and independence. In connection with the Audit Committee’s selection of Carr, Riggs & Ingram as our independent registered public accountants for 2025, the Audit Committee considered and discussed, among other factors:

•	Carr, Riggs & Ingram’s current and historical performance on the Company’s audit including the extent, timeliness and quality of communications with the Audit Committee and the Company’s management;

•	recent reports of the PCAOB’s inspections of Carr, Riggs & Ingram;

•

Carr, Riggs & Ingram’s tenure as our independent registered public accountants and its familiarity with our operations, accounting policies and practices, and internal control over financial reporting;

•	the Audit Committee’s perception of, and Carr, Riggs & Ingram’s statements regarding, the firm’s independence;

•	Carr, Riggs & Ingram’s expertise in the banking industry and the Audit Committee’s perception of its capability in handling issues related specifically to financial institutions;

•	the knowledge and experience of the lead audit partner and other key members assigned to our audit service team;

•	the appropriateness of Carr, Riggs & Ingram’s fees and the reasonableness of the cost of the audit services; and

•	consideration of the time and expense that would be incurred by management in order to onboard a new firm.

Carr, Riggs & Ingram’s partners who are assigned as “lead audit partners” for its audits of public companies are subject to a mandatory rotation policy, and a partner in the firm may not serve as lead audit partner for the firm’s audit of our financial statements for more than five consecutive years. The Audit Committee does not approve or disapprove the accounting firm’s assignment of a particular partner as lead audit partner, or its assignment of other members of the firm to its audit team, for audits of our financial statements. However, in connection with the Audit Committee’s selection of our independent registered public accountants each year, the Audit Committee meets with the proposed lead audit partner, considers the partner’s experience and performance on previous audits and any experience of the Audit Committee with the partner, and seeks and considers the views of our executive management. The Audit Committee then communicates its views regarding that partner to management of the accounting firm.

Based on its evaluation, the Audit Committee believes that Carr, Riggs & Ingram is independent and that it is in our and our shareholders’ best interests to retain Carr, Riggs & Ingram as our independent registered public accountants for 2025.

A representative from Carr, Riggs & Ingram is expected to attend the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

The Audit Committee of the Board has adopted policies and procedures for the pre-approval of audit and permissible non-audit services performed by the independent registered public accountants. Pursuant to these policies and procedures, the Audit Committee generally is required to pre-approve the audit and permissible non-audit services performed by the independent registered public accountants in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent registered public accountants has received general pre-approval, the service will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. On an annual basis, the Audit Committee may pre-approve specific services that are expected to be provided to the Company by the independent registered public accountants during the following twelve months.

Audit and Other Service Fees

The following table sets forth the aggregate fees billed to the Company for the audit and other services provided by Carr, Riggs & Ingram for 2024 and 2023.

	2024	2023
Audit Fees	$232,000	$250,000
Audit-Related Fees	103,650	24,900
Tax Fees	2,800	2,650
All Other Fees	—	—

Audit Fees

Audit fees were for professional services rendered relating to the audit of the Company’s annual consolidated financial statements and the review of financial statements included in the Company’s Forms 10-Q and Form 10-K. All of these services were pre-approved by the Audit Committee.

Audit-Related Fees

Audit-related fees were for professional services rendered that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These fees represent the aggregate fees billed for services relating to attestation services related to financial reporting and for services relating to the employee benefit plan audit for 2024. These fees represent the aggregate fees billed for services relating to the employee benefit plan audit for 2023. All of these services were pre-approved by the Audit Committee.

Tax Fees

Tax fees represent the fees billed for services relating to tax compliance, tax advice and tax planning. All of these services were pre-approved by the Audit Committee.

All Other Fees

There were no other fees paid to Carr, Riggs & Ingram for 2024 and 2023.

Vote Required; Board Recommendation

The affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on this matter is needed to ratify the appointment of Carr, Riggs & Ingram as the Company’s independent registered public accountants for the year ending December 31, 2025. Unless instructed to the contrary, the shares represented by proxy will be voted FOR this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF CARR, RIGGS & INGRAM AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2025.

PROPOSAL 3

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that companies provide shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of their named executive officers in accordance with the compensation disclosure rules of the SEC. We intend to hold such an advisory vote on the compensation of our Named Executive Officers, commonly known as a “say-on-pay” vote, each year in connection with our annual meeting of shareholders until the next vote on the frequency of the “say-on-pay” vote or until the Board otherwise determines that a different frequency for this advisory vote is in the best interests of our shareholders. The next advisory vote on the frequency of future “say-on-pay” votes will occur no later than 2029.

As described in detail under the heading “Executive Compensation,” we believe that the compensation of our executive officers should link rewards to business results and shareholders’ returns. We believe that our compensation program should attract, retain and motivate the executive officers necessary for our current and long-term success and should provide the executive officers with a stake in the future of the Company that corresponds to the stake of each of our shareholders.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, the Board or the Compensation Committee of the Board. To the extent that there is any significant vote against our Named Executive Officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

The affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on this matter is required for the adoption of this Proposal, the results of which will be non-binding and advisory in nature.

Accordingly, pursuant to Section 14A of the Exchange Act, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the ‘Executive Compensation’ section, the ‘Summary Compensation Table’ and the other related tables and disclosure.”

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

SHAREHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

If any shareholder wishes to present a proposal to be included in the proxy materials for the Company’s 2026 Annual Meeting of Shareholders, the shareholder must comply with applicable securities regulations, including providing adequate notice to the Company. Such proposals must be received by the Company at the address noted below on or before November 27, 2025, in order to be considered for inclusion in the Company’s proxy materials relating to such meeting. If the date of the 2026 Annual Meeting changes by more than 30 days from May 1, 2026, then the deadline to submit stockholder proposals for inclusion in the proxy statement for the 2026 Annual Meeting will be a reasonable time before the Company begins to print and mail its proxy materials for the 2026 Annual Meeting. The Company will determine whether to include a proposal in the 2026 proxy statement in accordance with the SEC rules governing the solicitation of proxies.

If a stockholder proposal is submitted outside the proposal process mandated by SEC Rule 14a-8, and is submitted instead under the Company’s advance notice Bylaw provision (Section 2.15 of the Bylaws), the proposal must be received by the Company’s Corporate Secretary not earlier than January 1, 2026 nor later than January 31, 2026, together with the necessary supporting documentation required under that Bylaw provision. If the date of the 2026 Annual Meeting is advanced by more than 30 days or is delayed by more than 60 days from May 1, 2026, then to be timely the nomination or proposal must be received by the Company no earlier than the 120th day prior to the 2026 Annual Meeting and no later than the close of business on the later of the 90th day prior to the meeting or the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made.

In addition to satisfying the requirements under our Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2026 Annual Meeting must provide notice to the Company that complies with the informational requirements of Rule 14a-19 under the Exchange Act.

Any proposal must be submitted in writing, by certified mail, return receipt requested, to:

Beverly J. Dozier, Corporate Secretary

First US Bancshares, Inc.

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

OTHER MATTERS

We do not know of any matters to be presented for action at the Annual Meeting other than those set forth in the notice of the Annual Meeting and discussed in this Proxy Statement.

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. Each shareholder continues to receive a separate proxy card. This process, commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker.

The Company will furnish to shareholders without charge, upon written or oral request, a copy of the Company’s Annual Report on Form 10-K, including the accompanying financial statements and schedules, required to be filed with the Securities and Exchange Commission for the year ended December 31, 2024. Copies of the exhibits to the Form 10-K also will be available upon request. Requests should be made to:

Beverly J. Dozier, Corporate Secretary

First US Bancshares, Inc.

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

Tel. (334) 636-5424

Please complete, sign and date the enclosed proxy card and send it promptly by mail in the envelope provided for this purpose, or vote your shares via the internet or by telephone using the instructions provided in this Proxy Statement and on your proxy card. The proxy may be revoked by voting during the virtual Annual Meeting, by signing and delivering a later-dated proxy card, by giving written notice of revocation to the Secretary of the Company or by a later vote via the internet or by telephone at any time prior to the voting thereof.

Your vote matters - here’s how to vote!
You may vote online or by phone instead of mailing this card.

Online
Go to www.envisionreports.com/FUSB or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/FUSB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR all of the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors: The election of all of the nominees listed below to serve as directors until the 2026 Annual Meeting of Shareholders and until their successors are elected and qualified.

	For	Withhold		For	Withhold		For	Withhold

01 - Robert Stephen Briggs			02 - Robert C. Field			03 - David P. Hale

04 - James F. House			05 - Marlene M. McCain			06 - J. Lee McPhearson

07 - Jack W. Meigs			08 - Aubrey S. Miller			09 - Staci M. Pierce

10 - Tracy E. Thompson			11 - Bruce N. Wilson

	For	Against	Abstain		For	Against	Abstain

2. The ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2025.				3. The advisory approval of the Company’s executive compensation.

B	Authorized Signatures – This section must be completed for your vote to be counted. Date and sign below.

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If the signer is a partnership, limited liability company or other entity, please sign full entity name by authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

/ /

⬛	1 U P X

0445FC

FIRST US BANCSHARES, INC. – ANNUAL MEETING MAY 1, 2025

YOUR VOTE IS IMPORTANT!

Annual Meeting materials are available online at:

www.edocumentview.com/FUSB

You can vote by proxy in one of three ways:

1. Via the Internet at www.envisionreports.com/FUSB and follow the instructions.

or

2. Call toll free 1-800-652-VOTE (8683) on a touch-tone telephone.

or

3. Mark, date and sign your proxy card, and return it promptly in the enclosed postage-paid envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked on the reverse side and dated and signed below)

The 2025 Annual Meeting of Shareholders of First US Bancshares, Inc. will be held on

Thursday, May 1, 2025, 10:00 A.M. Central Time, virtually via the internet at https://meetnow.global/MZ6SKCF

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/FUSB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY – FIRST US BANCSHARES, INC.

ANNUAL MEETING OF SHAREHOLDERS – May 1, 2025

10:00 a.m. Central Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James F. House and Robert Stephen Briggs, and each of them, as proxies for the undersigned, or such other persons as the Board of Directors of First US Bancshares, Inc. (the “Company”) may designate, with full power of substitution, to represent and act for and in the name and stead of the undersigned and to vote all of the shares of common stock of the Company that the undersigned is entitled to vote at the 2025 Annual Meeting of Shareholders of the Company to be held on May 1, 2025 and at any and all adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF THIS PROXY IS RETURNED BUT NO INSTRUCTIONS ARE GIVEN FOR A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED “FOR” ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY INTERNET OR TELEPHONE, OR COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

⬛

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR all of the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors: The election of all of the nominees listed below to serve as directors until the 2026 Annual Meeting of Shareholders and until their successors are elected and qualified.

	For	Withhold		For	Withhold		For	Withhold

01 - Robert Stephen Briggs			02 - Robert C. Field			03 - David P. Hale

04 - James F. House			05 - Marlene M. McCain			06 - J. Lee McPhearson

07 - Jack W. Meigs			08 - Aubrey S. Miller			09 - Staci M. Pierce

10 - Tracy E. Thompson			11 - Bruce N. Wilson

	For	Against	Abstain		For	Against	Abstain

2. The ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2025.				3. The advisory approval of the Company’s executive compensation.

B	Authorized Signatures – This section must be completed for your vote to be counted. Date and sign below.

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If the signer is a partnership, limited liability company or other entity, please sign full entity name by authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

/ /

⬛	1 U P X

0445LB

FIRST US BANCSHARES, INC. – ANNUAL MEETING MAY 1, 2025

YOUR VOTE IS IMPORTANT!

Annual Meeting materials are available online at:

www.edocumentview.com/FUSB

You can vote by proxy in one of three ways:

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked on the reverse side and dated and signed below)

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY – FIRST US BANCSHARES, INC.

ANNUAL MEETING OF SHAREHOLDERS – May 1, 2025

10:00 a.m. Central Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James F. House and Robert Stephen Briggs, and each of them, as proxies for the undersigned, or such other persons as the Board of Directors of First US Bancshares, Inc. (the “Company”) may designate, with full power of substitution, to represent and act for and in the name and stead of the undersigned and to vote all of the shares of common stock of the Company that the undersigned is entitled to vote at the 2025 Annual Meeting of Shareholders of the Company to be held on May 1, 2025 and at any and all adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF THIS PROXY IS RETURNED BUT NO INSTRUCTIONS ARE GIVEN FOR A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED “FOR” ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

PLEASE PROVIDE THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

FIRST US BANCSHARES, INC.

3291 U.S. HIGHWAY 280

BIRMINGHAM, AL 35243

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 10:59 p.m. Central Time on April 30, 2025 for shares held directly and by 10:59 p.m. Central Time on April 28, 2025 for shares held in the Company’s 401(k) plan (the “Plan”). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 10:59 p.m. Central Time on April 30, 2025 for shares held directly and by 10:59 p.m. Central Time on April 28, 2025 for shares held in the Company’s 401(k) plan (the “Plan”). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

	V64439-P27470	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

 FIRST US BANCSHARES, INC.

The Board of Directors recommends a vote FOR all of the nominees listed in Proposal 1 and FOR Proposals 2 and 3.
1. Election of Directors: The election of all of the nominees listed below to serve as directors until the 2026 Annual Meeting of Shareholders and until their successors are elected and qualified.	For	Withhold

Nominees:

1a. Robert Stephen Briggs	☐	☐

1b. Robert C. Field	☐	☐

1c. David P. Hale	☐	☐

1d. James F. House	☐	☐

1e. Marlene M. McCain	☐	☐

1f. J. Lee McPhearson	☐	☐

1g. Jack W. Meigs	☐	☐

1h. Aubrey S. Miller	☐	☐

1i. Staci M. Pierce	☐	☐

1j. Tracy E. Thompson	☐	☐

1k. Bruce N. Wilson	☐	☐

		For	Against	Abstain

2.	The ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2025.	☐	☐	☐

3.	The advisory approval of the Company’s executive compensation.	☐	☐	☐

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If the signer is a partnership, limited liability company or other entity, please sign full entity name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The combined document is available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

▲ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▲
V64440-P27470

REVOCABLE PROXY - FIRST US BANCSHARES, INC.

ANNUAL MEETING OF SHAREHOLDERS - MAY 1, 2025

10:00 A.M. CENTRAL TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James F. House and Robert Stephen Briggs, and each of them, as proxies for the undersigned, or such other persons as the Board of Directors of First US Bancshares, Inc. (the “Company”) may designate, with full power of substitution, to represent and act for and in the name and stead of the undersigned and to vote all of the shares of common stock of the Company that the undersigned is entitled to vote at the 2025 Annual Meeting of Shareholders of the Company to be held on May 1, 2025 and at any and all adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF THIS PROXY IS RETURNED BUT NO INSTRUCTIONS ARE GIVEN FOR A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY INTERNET OR TELEPHONE, OR COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.